Filed Pursuant to Rule 424(b)(7)
Registration No. 333-293514

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 17, 2026)

5,821,135 Shares

Sandisk Corporation

Common Stock

The selling stockholders identified in this prospectus supplement are offering 5,821,135 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

All of the shares of our common stock that are being offered and sold in this offering are currently held by Western Digital Corporation (“WDC”). Immediately after the completion of the debt-for-equity exchange, WDC is expected to own 1,691,884 shares of our common stock, which it intends to dispose of in one or more subsequent exchanges for outstanding shares of WDC common stock and/or through pro rata distributions to WDC stockholders. We are registering the resale of the shares of our common stock to be offered and sold in this offering pursuant to the terms of a stockholder’s and registration rights agreement between us and WDC (the “SRRA”).

In connection with this offering, WDC intends to exchange 5,821,135 shares of our common stock offered hereby for certain indebtedness of WDC under (i) that certain Amended and Restated Loan Agreement, dated as of January 7, 2022, among WDC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which governs WDC’s $1.586 billion term A-3 loans (“Term A-3 Loans”) and revolving credit facility maturing in January 2027 (the “Existing Credit Facility”), and (ii) that certain Loan Agreement, dated as of February 5, 2026, among WDC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which governs WDC’s $1.500 billion term loans (“Term Loans”) maturing in March 2026 (the “New Credit Facility” and, together with the Existing Credit Facility, the “Credit Facilities”), each of which is held by affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., as the selling stockholders identified in this prospectus supplement (the “selling stockholders” and, such affiliates, the “debt-for-equity exchange parties”). In the debt-for-equity exchange, WDC is expected to deliver the shares, at the request of the debt-for-equity exchange parties, to the selling stockholders upon consummation of the debt-for-equity exchange, and the selling stockholders would then offer those shares of our common stock to the underwriters in this offering for cash. The consummation of the debt-for-equity exchange is a condition to the settlement of the selling stockholders’ sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors. The debt-for-equity exchange parties, and not WDC or us, will receive the proceeds from the sale of the shares in this offering. However, as a result of exchanging the shares of our common stock with the debt-for-equity exchange parties prior to this offering, WDC may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes. We refer to the exchange between WDC and the debt-for-equity exchange parties as the “debt-for-equity exchange,” which will be effected pursuant to a debt-for-equity exchange agreement expected to be entered into before the settlement date of this offering. The debt-for-equity exchange will occur on the settlement date of this offering immediately prior to, and its consummation will be a condition to, the settlement of the selling stockholders’ sale of the shares to the underwriters in this offering. As a result, the consummation of the debt-for-equity exchange will also ultimately be a condition to the settlement of the underwriters’ sale of the shares to prospective investors in this offering. See “Principal and Selling Stockholders” and “Underwriting (Conflicts of Interest).”

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SNDK.” On February 17, 2026, the closing price of our common stock as reported on the Nasdaq was $590.59 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-10.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$545.0000	$3,172,518,575.00
Underwriting discounts and commission(1)	$14.9875	$87,244,260.81
Proceeds to the selling stockholders, before expenses	$530.0125	$3,085,274,314.19

(1)	See “Underwriting (Conflict of Interest)” for a description of compensation to be paid to the underwriters.

The underwriters are offering the shares of our common stock as set forth under “Underwriting (Conflicts of Interest).” Delivery of the shares of our common stock will be made on or about February 19, 2026.

Joint Book-Running Managers

J.P. Morgan		BofA Securities
RBC Capital Markets	Citigroup	TD Securities
Truist Securities	Wells Fargo Securities	BNP PARIBAS

Co-Managers

BTIG	Mizuho	MUFG	SMBC Nikko
PNC Capital Markets LLC	Academy Securities	BMO Capital Markets	Barclays

The date of this prospectus supplement is February 17, 2026.

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document has two parts, a prospectus supplement and an accompanying prospectus, dated February 17, 2026. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

We are responsible for the information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in and incorporated by reference into this prospectus supplement is accurate only as of the date of this prospectus supplement or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock. Our business, operating results or financial condition may have changed since such date.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”

S-ii

Presentation of Information

Unless the context otherwise requires:

•	References in this prospectus supplement to “Sandisk Corporation,” “we,” “us,” “our,” “our company” and “the Company” refer to Sandisk Corporation and its subsidiaries.

•

References in this prospectus supplement to “WDC” refer to Western Digital Corporation and its consolidated subsidiaries, including the Flash Business prior to completion of the separation, unless the context otherwise requires or as otherwise specified herein.

•

References in this prospectus supplement to the “Flash Business” refer to the flash business of WDC and its subsidiaries, including the business of marketing, offering, selling, licensing, providing, distributing, developing, manufacturing, importing or exporting flash business products, prior to the separation and distribution (each as defined below).

•

References in this prospectus supplement to the “separation” and “spin-off” refer to the separation of the Flash Business from WDC’s other businesses and the creation, as a result of the distribution, of an independent, publicly traded company, Sandisk Corporation, which holds the assets and liabilities associated with the Flash Business following the distribution.

•

References in this prospectus supplement to the “distribution” refer to the distribution on February 21, 2025, of 80.1% of Sandisk Corporation’s issued and outstanding shares of common stock to WDC stockholders as of 1:00 p.m. Pacific time on February 12, 2025, the record date for the distribution (the “Record Date”).

•

References in this prospectus supplement to Sandisk Corporation’s historical assets, liabilities, products, businesses or activities generally refer to the historical assets, liabilities, products, businesses or activities of the Flash Business as the business was conducted as part of WDC prior to the completion of the separation.

S-iii

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources, our own analysis of data received from these third-party sources, our own internal data, market research that we commission and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 27, 2025 (our “Annual Report”) and the sections of this prospectus supplement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” These and other factors could cause future performance to differ materially from our assumptions and estimates.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus supplement and the accompanying prospectus may contain trade names, trademarks or service marks belonging to us and other companies. Such trade names, trademarks or service marks are the property of us or their respective owners, and we do not intend any use or display of other parties’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information discussed in or incorporated by reference into this prospectus supplement. This summary may not contain all of the information that may be important to you. To better understand our business and financial position, you should carefully review this entire prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference carefully, including the sections of this prospectus supplement entitled “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and related notes incorporated by reference into this prospectus supplement. The Consolidated Financial Statements of Sandisk Corporation assume the completion of the separation and distribution.

Unless the context otherwise requires, references in this prospectus supplement to our historical assets, liabilities, products, businesses or activities of our businesses are generally intended to refer to the historical assets, liabilities, products, businesses or activities of WDC’s Flash Business prior to completion of the separation.

Our Company

General

Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for artificial intelligence (“AI”) workloads in datacenters, edge devices, and consumer applications. Our technologies enable everyone from students, gamers, and home offices to the largest enterprises and public clouds to produce, analyze, and store data. Our solutions include a broad range of solid-state drives, embedded products, removable cards, universal serial bus drives and wafers and components. Our broad portfolio of technology and products addresses multiple end markets of “Datacenter” (formerly referred to as “Cloud”), “Edge” (formerly referred to as “Client”), and “Consumer.”

The Datacenter end market is comprised primarily of products for public or private cloud environments and enterprise customers. Through the Edge end market, we provide our original equipment manufacturer and channel customers a broad array of high-performance flash solutions across personal computer, mobile, gaming, automotive, virtual reality headsets, at-home entertainment, and industrial spaces. The Consumer end market is highlighted by our broad range of retail and other end-user products, which capitalize on the strength of our product brand recognition and vast points of presence around the world.

We hold a strong position in the Consumer end market and have significant consumer brands and franchises globally, with valuable patent portfolios containing approximately 8,100 granted patents and approximately 3,000 pending patent applications worldwide. We have extensive customer, partner and channel relationships across a number of end-markets and geographies and have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets, broad research and development capabilities and large-scale, efficient manufacturing supply chains. The strong growth in the amount, value and use of data continues, creating a global need for larger, faster, and more capable storage solutions.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data into a myriad of devices and edge technologies. We have also built strong consumer brands with tools to manage vast libraries of personal content and to push the limits of what’s possible for storage. At Sandisk, we continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Industry

We operate in the data storage industry. The ability to access, store and share data from anywhere on any device is increasingly important to our customers and end users. From the intelligent edge to the cloud, data storage is a fundamental component underpinning the global technology architecture. Our strengths in innovation and cost leadership, diversified product portfolio and broad routes to market provide a foundation upon which we are solidifying our position as an essential building block of the digital economy. We believe there is a tremendous market opportunity flowing from the rapid global adoption of the technology architecture built with cloud infrastructure tied to intelligent endpoints all connected by high-performance networks. The value and urgency of data storage at every point across this architecture have never been clearer.

The increase in computing complexity and advancements in AI, along with growth in cloud computing applications, connected mobile devices and Internet-connected products and edge devices is driving unabated growth in the volume of digital content to be stored and used. We believe our expertise and innovation in flash technology enable us to bring powerful solutions to a broader range of applications. We continuously monitor the full array of flash-based storage technologies, including reviewing these technologies with our customers, to ensure we are appropriately resourced to meet our customers’ storage needs.

Flash Technology

Flash products provide non-volatile data storage based on flash technology. We develop and manufacture solid state storage products for a variety of applications including enterprise or cloud storage, client storage, automotive, mobile devices and removable memory devices. Over time, we have successfully developed and commercialized successive generations of 2- and 3-dimensional flash technology with increased numbers of storage bits per cell in an increasingly smaller form factor, further driving cost reductions. We devote significant research and development resources to the development of highly reliable, high-performance, cost-effective flash-based technology and are continually pursuing developments in next-generation flash-based technology capacities. We are leveraging our expertise, resources and strategic investments in non-volatile memories to explore a wide spectrum of persistent memory and storage class memory technologies. We have also initiated, defined and developed standards to meet new market needs and to promote wide acceptance of flash storage standards through interoperability and ease of use.

Our Data Solutions

Our broad portfolio of technology and products addresses multiple end markets of “Datacenter”, “Edge” and “Consumer” and are comprised of the SANDISK brand. Certain of our products will also be sold for a limited transitional period under the Western Digital, WD and other brands under license from WDC.

Datacenter represents a large and growing end market comprised primarily of products for public or private cloud environments and enterprise customers. We provide the Datacenter end market with an array of high-performance enterprise solid state drives. Our high-performance enterprise class solid state drives include high-performance flash-based solid state drives and software solutions that are optimized for performance applications providing a range of capacity and performance levels primarily for use in enterprise servers and supporting high-volume online transactions, AI-related workloads, data analysis and other enterprise applications.

Through the Edge end market, we provide numerous data solutions that we incorporate into our client’s devices, which consist of solid state drive desktop and notebook PCs, gaming consoles and set top boxes, as well as flash-based embedded storage products for mobile phones, tablets, notebook PCs and other portable and wearable devices, automotive applications, Internet of Things, and industrial and connected home applications. Our solid state drives are designed for use in devices requiring high performance, reliability and capacity with various attributes such as low cost per gigabyte, quiet acoustics, low power consumption and protection against shocks.

We serve the Consumer end market with a portfolio of solid state drives and removable flash, including cards and universal serial bus flash drives, through our retail and channel routes to market. We offer client portable solid state drives with a range of capacities and performance characteristics to address a broad spectrum of the client storage market. Our removable cards are designed primarily for use in consumer devices, such as mobile phones, tablets, imaging systems, cameras and smart video systems. Our universal serial bus flash drives are used in the computing and consumer markets and are designed for high performance and reliability.

Competition

Our industry is highly competitive. We believe we are well positioned with our leading flash product portfolio, premium consumer brand, differentiated semiconductor innovation engine and leadership in driving cost efficiency. Nevertheless, we face strong competition from other manufacturers of flash in the Datacenter, Edge and Consumer end markets. We compete with vertically integrated suppliers such as Kioxia Corporation (“Kioxia”), Micron Technology, Inc., Samsung Electronics Co., Ltd., SK Hynix, Inc., Yangtze Memory Technologies Co., Ltd. and numerous smaller companies that assemble flash into products.

Business Strategy

Our overall strategy is to leverage our innovation, technology and execution capabilities to be an industry-leading and broad-based developer, manufacturer and provider of storage devices and solutions that support the infrastructure that has enabled the unabated proliferation of data. We strive to successfully execute our strategy through the following foundational elements in order to create long-term value for our customers, partners, investors and employees:

•

Innovation and Cost Leadership: We continue to innovate and develop advanced technologies across platforms to deliver timely new products and solutions to meet growing demands for scale, performance and cost efficiency in the market.

•

Broad Product Portfolio: We leverage our capabilities in firmware, software and systems to deliver compelling and differentiated integrated storage solutions to our customers that offer the best combinations of performance, cost, power consumption, form factor, quality and reliability, while creating new use cases for our solutions in emerging markets.

•

Operational Excellence: We are focused on delivering the best value for our customers in Datacenter, Edge and Consumer end markets through a relentless focus on appropriately scaling our operations to efficiently support business growth; achieving best in class cost, quality and cycle-time; maintaining industry leading manufacturing capabilities; and having a competitive advantage in supply-chain management.

Our strategy provides the following benefits, which distinguish us in the dynamic and competitive data storage industry:

•	a varied product portfolio that establishes us as a leading developer and manufacturer of integrated products and solutions, making us a more strategic supply partner to our customers;

•

efficient and flexible manufacturing capabilities, allowing us to leverage our flash research and development and capital expenditures to deliver innovative and cost-effective storage solutions to multiple markets;

•	deep relationships with industry leaders across the data ecosystems that give us the broadest routes to market; and

•	industry leading consumer brand awareness and global retail distribution presence.

Operations

Our flash offerings consist of flash-based memory, controllers and firmware and other components. Substantially all of our flash-based memory is obtained from our joint ventures with Kioxia, which provides us with leading-edge, high-quality and low-cost flash memory wafers. While substantially all of our flash memory supply utilized for our products are purchased from these ventures, from time to time, we also purchase flash memory from other flash manufacturers. Controllers are primarily designed in-house and manufactured by third-party foundries or acquired from third-party suppliers. Our assembly and test operations comprise in-house assembly and test facilities located in Penang, Malaysia and other contract manufacturers, and the assembly and test facility owned and operated by the venture established with JCET Management Co., Ltd. in Shanghai, China. We believe the use of our in-house assembly and test facilities and manufacturing partners provides flexibility and gives us access to increased production capacity.

We and Kioxia currently operate three business ventures, Flash Partners Ltd. (“Flash Partners”), Flash Alliance Ltd. (“Flash Alliance”) and Flash Forward Ltd. (“Flash Forward”, together with Flash Partners and Flash Alliance, “Flash Ventures”), across eight flash-based manufacturing facilities in Japan, six of which are located in Yokkaichi, Japan and two of which are located in Kitakami, Japan. Through Flash Ventures, we and Kioxia collaborate in the development and manufacture of flash-based memory wafers using semiconductor manufacturing equipment owned or leased by each of the Flash Ventures entities. We co-develop flash technologies (including process technology and memory design) with Kioxia for Flash Ventures’ use. We and Kioxia jointly own these co-developed flash technologies. We and Kioxia also contribute to the collaboration and license to each other technologies that are independently developed and owned by each of us and are reasonably necessary to our joint development or manufacture of flash-based memory. We hold a 49.9% ownership position in each of the Flash Ventures entities. We jointly control the operations of Flash Ventures with Kioxia, and we believe our participation in Flash Ventures helps us reduce product costs, increases our ability to control the quality of our products and speeds delivery of our products to our customers.

Kioxia owns the facilities and provides wafer manufacturing services to Flash Ventures at cost using manufacturing equipment owned or leased by Flash Ventures and process technologies co-owned or contributed by us and Kioxia. Flash Ventures accounts for approximately 80% of the total manufacturing capacity in the facilities owned by Kioxia. We and Kioxia are entitled to purchase a share of Flash Ventures’ output, which generally equals 50% each. The price for which we and Kioxia pay Flash Ventures for flash memory wafers is cost plus a small markup. We are obligated to pay for variable costs incurred in producing our share of Flash Ventures’ flash-based memory wafer supply based on a rolling forecast. In addition, we are obligated to pay for half of Flash Ventures’ fixed costs regardless of the output we choose to purchase.

While Flash Ventures is operating, we and Kioxia are restricted from working with third parties to manufacture flash-based memory or from fabricating flash-based memory beyond the capacity specified in our agreements with Kioxia. In addition, we may not manufacture flash-based memory ourselves except to the extent that we acquire the manufacturing capacity of a Flash Ventures entity as a result of such entity’s dissolution or termination of its joint venture agreements or upon our acquisition of all the ownership interests in such entity.

The agreements governing the operations of the Flash Ventures entities also set out a framework for any investment by the joint venture partners in flash manufacturing capacity. We have jointly invested, and intend to continue to jointly invest, with Kioxia in the manufacturing equipment needed to support Flash Ventures’ flash manufacturing operations. In addition, we are obligated to fund 49.9% to 50.0% of capital investments that a Flash Ventures entity decides to make to the extent that the Flash Ventures entity’s operating cash flow is insufficient to fund these investments.

Each Flash Ventures entity operates for a set amount of time as agreed between us and Kioxia. Since the start of Flash Ventures, we and Kioxia have extended the term for all three of the Flash Ventures entities. On January 29, 2026, we and Kioxia entered into an FAL Second Commitment and Extension Agreement (the “FAL Second Extension Agreement”) and FPL Second Commitment and Extension Agreement (the “FPL Second Extension Agreement”, and together with the FAS Second Extension Agreement, collectively, the “Extension Agreements”), under which the parties thereto extended the term of the Flash Alliance and Flash Partners joint ventures to December 31, 2034. Absent further extensions as mutually agreed between us and Kioxia, each Flash Ventures entity is currently set to expire on December 31, 2034. Each Flash Ventures entity’s joint venture agreements may also be terminated earlier upon the occurrence of certain specified events, including earlier dissolution by agreement of the parties or an event of default or bankruptcy. Upon the expiration of a Flash Ventures entity’s joint venture agreements, the applicable Flash Ventures entity will commence a wind-up process and be dissolved. Net proceeds from the dissolution will be distributed in kind or cash to us and Kioxia on a pro rata basis based on our respective ownership positions. The applicable Flash Venture entity will continue to operate during the period of winding up. In addition to the Extension Agreements, we entered into Agreement to Enhance Collaboration with Kioxia, pursuant to which we will pay Kioxia $1.2 billion, with payments made over the years 2026 through 2029, in consideration of Kioxia’s manufacturing services and the continued availability of supply.

On January 24, 2025, the Company and WDC entered into an equity transfer agreement (the “Equity Transfer Agreement”) to transfer WDC’s entire equity interest in Unisplendour Corporation Limited and Unissoft (Wuxi) Group Co. Ltd. (“Unis”), referred to as the “Unis Venture,” to the Company. The Unis Venture is 48% owned by the Company and 52% owned by Unis. The Unis Venture markets and sells the Company’s products in China.

Prior to the execution of the Equity Transfer Agreement, the Unis Venture was not historically managed as a component of the Company and as such, the related equity method investment was not reflected in our Consolidated Financial Statements. Following the execution of the Equity Transfer Agreement, the Company accounts for its investment in the Unis Venture under the equity method of accounting. The Company’s 48% interest in the earnings of the Unis Venture will be recognized one quarter in arrears from the date the Unis Venture was transferred to the Company and will be reported in Other expense, net in the Consolidated Statements of Operations.

In addition, in September 2024, SanDisk China Limited, our wholly owned subsidiary, established a venture with JCET Management Co., Ltd. (“JCET”), referred to as the “SDSS Venture,” regarding the ownership and operations of our assembly and test facility in Shanghai, China. The SDSS Venture is 20% owned by Sandisk and 80% owned by JCET.

Summary of the Separation and Distribution

On October 30, 2023, WDC announced its intention to separate its Flash Business from its hard disk drive business (the “HDD Business”). WDC determined to implement this separation through the spin-off of WDC’s Flash Business to its stockholders. Sandisk was formed to hold the Flash Business.

On January 25, 2025, the WDC Board of Directors approved the distribution of 80.1% of Sandisk’s issued and outstanding shares of common stock held by WDC to WDC stockholders on the basis of one share of our common stock for every three shares of WDC common stock held as of 1:00 p.m. Pacific time on the Record Date, subject to certain conditions.

On February 21, 2025, the distribution was effected and the separation became effective as of 11:59 p.m. Pacific time. Following the separation, we hold the assets and liabilities related to the Flash Business, subject to certain limited exceptions. After the separation, WDC continues to hold its HDD Business. To effect the separation, WDC undertook a series of internal restructuring transactions to separate the assets, liabilities and certain legal entities of WDC associated with the Flash Business to us, in exchange for a cash payment of approximately $1.5 billion by us to WDC with a portion of the net proceeds of a term loan B facility in the principal amount of $2.0 billion (the “Term Loan Facility”) under the Loan Agreement, dated February 21, 2025, entered into by and among Sandisk, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties party thereto. In connection with the distribution, we incurred $2.0 billion of indebtedness under the Term Loan Facility. In conjunction with the separation, 116,035,464 shares of our common stock were distributed to WDC stockholders. Additionally, WDC retained 28,827,787 shares of our common stock representing its 19.9% retained interest. “Regular-way” trading of our common stock began with the opening of the Nasdaq on February 24, 2025, under the ticker symbol “SNDK.” Our common stock has a par value of $0.01 per share.

Following the distribution, our stockholders (other than WDC) owned directly 80.1% of the outstanding shares of our common stock and WDC retained 19.9% of the outstanding shares of our common stock.

On April 18, 2025, we filed a registration statement to register the resale of shares of our common stock held by WDC pursuant to our obligations under the terms of the SRRA. On June 9, 2025, WDC consummated a debt-for-equity exchange of 21,314,768 shares of our common stock and such shares were sold pursuant to the registration statement. Following that debt-for-equity exchange, WDC retained 7,513,019 shares of our common stock.

We have registered the resale of the remaining 7,513,019 shares of our common stock retained by WDC pursuant to the terms of the SRRA.

Immediately after the completion of the debt-for-equity exchange, WDC is expected to own 1,691,884 shares of our common stock, which it intends to dispose of in one or more subsequent exchanges for outstanding shares of WDC common stock and/or through pro rata distributions to WDC stockholders.

Corporate Information

Sandisk Corporation was incorporated in Delaware for the purpose of holding WDC’s Flash Business in connection with the separation and distribution described herein. Prior to the transfer of these businesses to us by WDC, which occurred prior to the distribution, Sandisk Corporation had no operations. The address of our principal executive offices is 951 Sandisk Drive, Milpitas, California 95035. Our telephone number is (408) 801-1000. We maintain a website at www.sandisk.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein, and investors should not rely on any such information in deciding whether to invest in our common stock.

The Debt-for-Equity Exchange

In connection with this offering, WDC intends to exchange 5,821,135 shares of our common stock offered hereby for certain indebtedness of WDC, which is held by the debt-for-equity exchange parties. In the debt-for-equity exchange, WDC is expected to deliver the shares, at the request of the debt-for-equity exchange parties, to the selling stockholders upon consummation of the debt-for-equity exchange, and the selling stockholders would then offer those shares of our common stock to the underwriters in this offering for cash. The consummation of the debt-for-equity exchange is a condition to the settlement of the selling stockholders’ sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors. The debt-for-equity exchange parties, and not WDC or us, will receive the proceeds from the sale of the shares in this offering. However, as a result of exchanging the shares of our common stock with the debt-for-equity exchange parties prior to this offering, WDC may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

The indebtedness of WDC expected to be exchanged by WDC and the debt-for-equity exchange parties would consist of Term A-3 Loans and Term Loans of WDC in the aggregate principal amount of $1,586 million and $1,500 million, respectively, which is an amount that is expected to be sufficient to acquire all of the shares of our common stock to be sold by the selling stockholders in this offering. Upon (and assuming) completion of the debt-for-equity exchange, the WDC indebtedness exchanged in the debt-for-equity exchange shall automatically be cancelled and retired by WDC. We do not guarantee or have any obligations in respect of the WDC indebtedness. See “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” for additional information.

J.P. Morgan Securities LLC and BofA Securities, Inc. are each also acting as an underwriter in this offering. See “Underwriting (Conflicts of Interest).”

THE OFFERING

Common stock offered by the selling stockholders	5,821,135 shares of our common stock.

Common stock to be held by WDC immediately after the debt-for-equity exchange	1,691,884 shares of our common stock. For further information regarding our relationship with WDC, see “Certain Relationships and Related Party Transactions” in the accompanying prospectus.

Use of proceeds	All shares of our common stock sold pursuant to this prospectus supplement will be offered and sold by the selling stockholders. Neither we nor WDC will receive any proceeds from the sale of our common stock in this offering. See “Use of Proceeds.”

Selling Stockholders	J.P. Morgan Securities LLC and BofA Securities, Inc., at the request of the debt-for-equity exchange parties.

Pursuant to the debt-for-equity exchange agreement to be entered into prior to the settlement of this offering, WDC will exchange all of the shares of our common stock being sold in this offering for certain outstanding indebtedness of WDC then owned by the debt-for-equity exchange parties. The selling stockholders are offering to sell shares for cash pursuant to this offering. No new shares of our common stock will be issued in this offering. As a result of this debt-for-equity exchange, WDC may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

See “Underwriting (Conflicts of Interest).”

Conflicts of Interest	Because 5% or more of the net proceeds of this offering will be received by J.P. Morgan Securities LLC and BofA Securities, Inc. in connection with the cancellation and retirement of the WDC indebtedness exchanged in the debt-for-equity exchange, and J.P. Morgan Securities LLC and BofA Securities, Inc. are each an underwriter in this offering, J.P. Morgan Securities LLC and BofA Securities, Inc. would be deemed to have a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 (“Rule 5121”). Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Risk Factors	For a discussion of risks and uncertainties involved with an investment in our common stock, see “Risk Factors” on page S-10 of this prospectus supplement.

Listing	Our common stock is listed on the Nasdaq under the symbol “SNDK.”

Unless we indicate otherwise, all information in this prospectus supplement is based on 147,600,972 shares of our common stock outstanding as of February 6, 2026 and excludes 23,334,637 shares of our common stock reserved for issuance pursuant to our equity-based compensation plans.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and, in particular, the risk factors set forth below and the risk factors described in our most recent Annual Report filed with the SEC, and incorporated by reference in this prospectus supplement. These risks and uncertainties could materially and adversely impact our business, financial condition, results of operations, could cause actual results to differ materially from our expectations and projections, and could cause the market value of our stock to decline. You should consider these risk factors when evaluating us and our common stock and when reading the rest of this prospectus supplement and the accompanying prospectus, including the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, which are incorporated by reference in this prospectus supplement. These risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results or cause the market price of our common stock to fluctuate or decline. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, including our results of operations, liquidity and financial condition.

Risks Related to this Offering and Ownership of Our Common Stock

None of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering will be available to us to fund our operations.

Neither we nor WDC will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering. Consequently, none of the proceeds from such sale by the selling stockholders will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”

We do not intend to pay cash dividends for the foreseeable future.

The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. We do not intend to, and there can be no assurance that we will, pay any dividend in the future.

Your percentage of ownership in us may be diluted in the future.

Your percentage ownership in us may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees.

Our charter authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designation, powers, preferences, and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of our common stock. See the section entitled “Description of Sandisk Corporation Capital Stock” in the accompanying prospectus.

Our stock price may fluctuate significantly, which may make it difficult for you to resell the common stock when you want or at prices you find attractive.

The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•

our business profile, market capitalization or capital allocation policies may not fit the investment objectives of pre-spin-off WDC stockholders, causing a shift in our investor base and our common stock may not be included in some indices in which WDC common stock is included, causing certain holders to sell their shares;

•	our quarterly or annual earnings, or those of other companies in its industry;

•	the failure of securities analysts to cover our common stock;

•	actual or anticipated fluctuations in our operating results;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	our ability to meet our forward looking guidance;

•	the operating and stock price performance of other comparable companies;

•	overall market fluctuations and domestic and worldwide economic conditions, including adverse geopolitical conditions; and

•	other factors described in “Item 1A. Risk Factors” of our Annual Report.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. Broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and/or securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

In addition, investors may have difficulty accurately valuing our common stock. Investors often value companies based on the stock prices and results of operations of other comparable companies. Investors may find it difficult to find comparable companies and to accurately value our common stock, which may cause the trading price of our common stock to fluctuate.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who may cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

WDC owns 7,513,019 shares of our common stock. The sale of shares by WDC in this offering and in one or more additional offerings may cause our stock price to decline.

Any sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, in connection with this offering or otherwise, may cause the market price of our common stock to decline. Upon completion of this offering, we will continue to have an aggregate of approximately 147.6 million shares of our common stock issued and outstanding. The shares of our common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Immediately after the completion of the debt-for-equity exchange, WDC is expected to own 1,691,884 shares of our common stock, which it intends to dispose of in one or more subsequent exchanges for outstanding shares of WDC common stock and/or through pro rata distributions to WDC stockholders. Subsequent disposition by WDC of our common stock, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and other materials Sandisk has filed with the SEC contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements related to operating as an independent company, our product and technology developments and all statements regarding our expected future position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” “target,” “intend,” and the like, or the use of the future tense of these or similar words. Statements contained or incorporated by reference herein related to operating as an independent company, our business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, products or service line growth of Sandisk, and predicted market outcomes, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting our best judgment based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from our expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause actual results, performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: adverse changes in global or regional conditions, including the impact of changes in tariff policies or other trade restrictions; supply chain risks, including our dependence on a limited number of qualified suppliers, the availability and cost of materials and components for our products, and disruptions to our supply chain; damage or disruption to our operations or to those of our suppliers; product defects; our reliance on strategic relationships with key partners, including Kioxia; the development and introduction of new products or technologies and management of technology transitions; future responses to and effects of public health crises; loss of revenue from, or consolidation of, our key customers or increases in our customers’ credit risk; volatile demand and pricing trends and fluctuations in average selling prices; our ability to respond to market and other changes in our distribution and retail market; sales cyclicality and our ability to accurately forecast demand; our level of debt; fluctuations in currency exchange rates; our ability to attract, retain, and develop highly skilled management and technical talent; risks associated with legal or regulatory compliance, changing legal and regulatory requirements, and the impact and outcome of legal proceedings; compromise, damage or interruptions from cybersecurity incidents or other data or system security risks; reliance on intellectual property and other proprietary information; future material impairments in the value of our goodwill, intangible assets, and other long-lived assets; risks and challenges associated with the use of AI; and our ability to achieve some or all of the expected benefits of the spin-off and uncertainties regarding the impacts of the spin-off, including indemnification responsibilities, tax-related considerations, and our ability to effectively make the changes necessary to operate as an independent company; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report, which is incorporated by reference in this prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not intend, and we undertake no obligation, to update or revise these forward-looking statements to reflect new information or events after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

THE SEPARATION AND DISTRIBUTION

Overview

On October 30, 2023, WDC announced its intention to separate its Flash Business from its HDD Business. WDC determined to implement this separation through the spin-off of WDC’s Flash Business to its stockholders. Sandisk was formed to hold WDC’s Flash Business.

On January 25, 2025, the WDC Board of Directors approved the distribution of 80.1% of Sandisk’s issued and outstanding shares of common stock held by WDC to WDC stockholders on the basis of one share of our common stock for every three shares of WDC common stock held as of 1:00 p.m. Pacific time on the Record Date, subject to certain conditions.

On February 21, 2025, the distribution was effected and the separation became effective as of 11:59 p.m. Pacific time. Following the separation, we hold the assets and liabilities of WDC related to its Flash Business, subject to certain limited exceptions. After the separation, WDC continues to hold its HDD Business. To effect the separation, WDC undertook a series of internal restructuring transactions to separate the assets, liabilities and certain legal entities of WDC associated with the Flash Business to us, in exchange for a cash payment of approximately $1.5 billion by us to WDC with a portion of the net proceeds of the Term Loan Facility. In connection with the distribution, we incurred $2.0 billion of indebtedness under the Term Loan Facility. In conjunction with the separation, 116,035,464 shares of our common stock were distributed to WDC stockholders, as described below. Additionally, WDC retained 28,827,787 shares of our common stock representing its 19.9% retained interest. “Regular-way” trading of our common stock began with the opening of the Nasdaq on February 24, 2025, under the ticker symbol “SNDK.” Our common stock has a par value of $0.01 per share.

On February 21, 2025, the distribution date, each WDC stockholder of record as of the Record Date received one share of our common stock for every three shares of WDC common stock held as of the Record Date, as described below. WDC stockholders received cash in lieu of any fractional shares of Sandisk common stock that they would have received after application of this ratio. Upon completion of the separation, each WDC stockholder as of the Record Date continued to own shares of WDC and owned a proportionate share of the outstanding common stock of Sandisk distributed in the distribution. WDC stockholders were not required to make any payment, surrender or exchange their WDC common stock or take any other action to receive their shares of our common stock in the distribution.

Following the distribution, our stockholders (other than WDC) owned directly 80.1% of the outstanding shares of our common stock and WDC retained 19.9% of the outstanding shares of our common stock.

On April 18, 2025, we filed a registration statement to register the resale of shares of our common stock held by WDC pursuant to our obligations under the terms of the SRRA. On June 9, 2025, WDC consummated a debt-for-equity exchange of 21,314,768 shares of our common stock and such shares were sold pursuant to the registration statement. Following that debt-for-equity exchange, WDC retained 7,513,019 shares of our common stock.

We have registered the resale of the remaining 7,513,019 shares of our common stock retained by WDC pursuant to the terms of the SRRA.

Immediately after the completion of the debt-for-equity exchange, WDC is expected to own 1,691,884 shares of our common stock, which it intends to dispose of in one or more subsequent exchanges for outstanding shares of WDC common stock and/or through pro rata distributions to WDC stockholders.

Formation of Sandisk Corporation

In connection with the separation, WDC incorporated Sandisk as a Delaware corporation on February 5, 2024, for the purpose of transferring to Sandisk certain assets and liabilities, including certain entities holding assets and liabilities, associated with the Flash Business.

Internal Reorganization

As part of the separation, and prior to the distribution, WDC and its subsidiaries completed an internal reorganization in order to transfer to us the Flash Business that we hold following the separation. Among other things and subject to certain limited exceptions, the internal reorganization resulted in us owning, directly or indirectly, the operations comprising, and the entities that conduct, the Flash Business.

The internal reorganization included a series of restructuring transactions pursuant to which (i) WDC and its subsidiaries transferred the assets and liabilities associated with the Flash Business to Sandisk or certain entities which became its subsidiaries and transferred the equity interests of certain entities holding such assets and liabilities to Sandisk and (ii) Sandisk and its subsidiaries transferred the assets and liabilities associated with the HDD Business that are held by our subsidiaries, if any, to WDC or its subsidiaries, in each case, as set forth in the separation and distribution agreement. WDC and its subsidiaries also transferred certain other corporate and shared assets and liabilities to Sandisk (or certain entities which became its subsidiaries) and Sandisk and its subsidiaries also transferred certain other corporate and shared assets and liabilities to WDC or its subsidiaries, in each case, pursuant to the terms of the separation and distribution agreement. In exchange for the transfer of the foregoing assets, liabilities and legal entities associated with the Flash Business to us, we paid WDC a cash payment in an amount equal to approximately $1.5 billion. Following such internal reorganization transaction, WDC continued to hold the HDD Business. We also entered into certain financing arrangements and incurred certain indebtedness prior to and in connection with the separation.

Results of the Distribution

Following the separation and the distribution, we became a separate, publicly traded company.

We entered into a separation and distribution agreement and other related agreements with WDC to effect the separation and provide a framework for our transitional relationship with WDC following the separation. These agreements provide for the allocation between us and WDC of WDC’s assets, liabilities and obligations (including employee benefits, intellectual property, equipment sharing and tax-related assets and liabilities) attributable to periods prior to our separation from WDC and govern the relationship between us and WDC following the separation. For a more detailed description of these agreements, see “Certain Relationships and Related Party Transactions” in the accompanying prospectus.

Market for Sandisk Common Stock

Our common stock is listed on the Nasdaq under the symbol “SNDK.” We did not set the initial price of shares of our common stock. The initial price was established by the public markets.

The price at which shares of our common stock trade has fluctuated, and may in the future fluctuate, significantly. Trading prices for our common stock will be determined in the public markets and may be influenced by many factors. See “Risk Factors.”

USE OF PROCEEDS

All shares of our common stock sold pursuant to this prospectus supplement will be offered and sold by the selling stockholders. Neither we nor WDC will receive any proceeds from the sale of our common stock in this offering.

Prior to the settlement of this offering, the selling stockholders, affiliates of the debt-for-equity exchange parties, are expected to acquire the common stock being sold in this offering, at the request of the debt-for-equity exchange parties, from WDC in exchange for certain outstanding indebtedness of WDC owned by the debt-for-equity exchange parties at such time. Upon (and assuming) the completion of the debt-for-equity exchange, the WDC indebtedness exchanged in the debt-for-equity exchange shall automatically be cancelled and retired by WDC. See “Underwriting (Conflicts of Interest).”

Because 5% or more of the net proceeds of this offering will be received by J.P. Morgan Securities LLC and BofA Securities, Inc. in connection with the cancellation and retirement of the WDC indebtedness exchanged in the debt-for-equity exchange, and J.P. Morgan Securities LLC and BofA Securities, Inc. are each an underwriter in this offering, J.P. Morgan Securities LLC and BofA Securities, Inc. would be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Underwriting (Conflicts of Interest)—Conflicts of Interest and Relationships.”

DIVIDEND POLICY

We do not currently intend to pay any cash dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation of our business and to strengthen our financial position and flexibility. The payment of cash dividends in the future will be dependent upon our revenue and earnings, capital requirements and general financial condition and results of operations, as well as applicable law, regulatory constraints, industry practice and other business considerations determined by our board of directors to be relevant. The payment of any cash dividends will be within the discretion of our Board of Directors. In addition, the terms governing our current or future debt may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will ever pay dividends in the future or that we would continue to pay any dividends that we may commence in the future.

In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value, minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general summary of the material U.S. federal income considerations generally applicable to the ownership and disposition of our common stock by a Non-U.S. Holder (as defined below) that holds our common stock as a capital asset (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, administrative pronouncements and other relevant applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below.

This discussion does not describe all of the tax consequences that may be applicable to Non-U.S. Holders in light of their particular circumstances, or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to an alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons owning (directly or indirectly) 5% or more of our common stock;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of our common stock.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or entity or arrangement treated as a partnership) or any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or (B) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or beneficial owner of the entity will generally depend on the status of the partner or beneficial owner and the activities of the entity. Partners in a partnership (or beneficial owners of another entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors regarding the tax considerations of an investment in our common stock.

Distributions

As described in the section captioned “Dividend Policy,” we do not anticipate paying dividends to holders of our common stock in the foreseeable future.

In the event that we make distributions on our common stock, such distributions will generally be treated as dividends to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), the excess will be treated first as a return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of our common stock, with the tax treatment described below in “Sale, Exchange or Other Disposition of Our Common Stock.”

Distributions treated as dividends paid on our common stock to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividends, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussion below under “—FATCA,” no amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax on a net income basis as if the Non-U.S. Holder were a U.S. person as defined under the Code. A Non-U.S. Holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Sale, Exchange or Other Disposition of Our Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:

•

such gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;

•

such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses even though the individual is not considered a resident of the United States; or

•

we are or become a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our common stock.

Although there can be no assurances in this regard, we believe that we are not a USRPHC and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

FATCA

Certain rules may require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the ownership of our common stock by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by a Covered Plan with respect to which we, a selling stockholder, an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many. Fiduciaries of Covered Plans considering acquiring our common stock in reliance on an exemption should carefully review the exemption in consultation with their legal advisors to ensure it is applicable to their particular circumstances.

Other Plans. Certain Plans such as government plans, non-U.S. plans and non-electing church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their legal advisors regarding the potential consequences of an investment in our common stock under any applicable Similar Laws before investing in our common stock.

Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information as of February 6, 2026 regarding the beneficial ownership of shares of our common stock (1) immediately prior to and (2) as adjusted to give effect to this offering by:

•

WDC, which might be deemed to be a selling stockholder in this offering, solely for U.S. federal securities law purposes, as a result of the debt-for-equity exchange with the selling stockholders, if consummated;

•	each person or group known by us to be a beneficial owner of more than 5% of shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all our directors and executive officers, taken together.

All shares of our common stock sold pursuant to this prospectus supplement will be offered and sold by the selling stockholders. Neither we nor WDC will receive any proceeds from the sale of our common stock in this offering. Immediately after the completion of the debt-for-equity exchange, WDC is expected to own 1,691,884 shares of our common stock, which it intends to dispose of in one or more subsequent exchanges for outstanding shares of WDC common stock and/or through pro rata distributions to WDC stockholders.

In connection with this offering, WDC intends to exchange 5,821,135 shares of our common stock offered hereby for certain indebtedness of WDC, which is held by the debt-for-equity exchange parties. In the debt-for-equity exchange, WDC is expected to deliver the shares, at the request of the debt-for-equity exchange parties, to the selling stockholders upon consummation of the debt-for-equity exchange, and the selling stockholders would then offer those shares of our common stock to the underwriters in this offering for cash. The consummation of the debt-for-equity exchange is a condition to the settlement of the selling stockholders’ sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors. As a result of exchanging the shares of our common stock with the debt-for-equity exchange parties prior to this offering, WDC may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

After giving effect to the expected debt-for-equity exchange and this offering, the selling stockholders would not hold any of the shares of our common stock acquired from WDC in the debt-for-equity exchange, all of which shares are offered to be sold by the selling stockholders in this offering. See “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange.”

Security Ownership of Certain Beneficial Owners and Our Executive Officers and Directors

The following table reports the number of shares of our common stock that we believe are beneficially owned by each person who is believed to beneficially own more than 5% of our common stock. The table is based in part upon information available as of the dates indicated as to those persons who beneficially own more than 5% of our common stock as reported to the SEC. The percentages in the table below are based on 147,600,972 shares of our common stock outstanding as of February 6, 2026.

Unless otherwise indicated, the business address of each director and executive officer shown in the table below is 951 Sandisk Drive, Milpitas, California 95035. None of our directors or executive officers owns one percent or more of our common stock.

	Prior to the Offering			After the Offering
Name and Address of Beneficial Owner	Shares of Sandisk Common Stock Beneficially Owned(4)	% of Class	Shares Offered Hereby	Shares of Sandisk Common Stock Beneficially Owned	% of Class
Greater than 5% Stockholders:
Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, CA 95119	7,513,019	5.1%	5,821,135	1,691,884	1.2%
FMR LLC, 245 Summer Street, Boston, MA 02210(1)	20,574,141	13.9%	—	20,574,141	13.9%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(2)	16,554,878	11.2%	—	16,554,878	11.2%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001(3)	8,825,007	6.0%	—	8,825,007	6.0%
Directors and Named Executive Officers:
David V. Goeckeler	240,406	*	—	240,406	*
Alexander R. Bradley	—	*	—	—	*
Richard B. Cassidy	3,771	*	—	3,771	*
Thomas Caulfield	15,833	*	—	15,833	*
Devinder Kumar	3,790	*	—	3,790	*
Necip Sayiner	2,500	*	—	2,500	*
Ellyn J. Shook	3,771	*	—	3,771	*
Miyuki Suzuki	12,428	*	—	12,428	*
Luis F. Visoso	37,369	*	—	37,369	*
Alper Ilkbahar	13,257	*	—	13,257	*
Bernard Shek	8,699	*	—	8,699	*
All Directors and Current Executive Officers as a group (11 persons)	341,824	*	—	341,824	*

*	Less than one percent (1%)
(1)

Based on information contained in a Schedule 13G/A filed with the SEC on May 12, 2025, by FMR LLC. According to the schedule, as of March 31, 2025, FMR LLC has sole voting power with respect to 20,146,074.97 shares of Sandisk common stock and sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock and Abigail P. Johnson has sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock and Abigail P. Johnson has sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on July 29, 2025, by The Vanguard Group. According to the schedule, as of June 30, 2025, Vanguard has shared voting power with respect to 63,845 shares of Sandisk common stock, sole dispositive power with respect to 16,197,692 shares of Sandisk common stock and shared dispositive power with respect to 357,186 shares of Sandisk common stock.

(3)

Based on information contained in a Schedule 13G/A filed with the SEC on January 21, 2026, by BlackRock, Inc. According to the schedule, as of December 31, 2025, BlackRock has sole voting power with respect to 8,460,901 shares of Sandisk common stock and sole dispositive power with respect to 8,825,007 shares of Sandisk common stock.

(4)

This table shows beneficial ownership of Company common stock as calculated under SEC rules. This column also includes shares of Company common stock that such persons have the right to acquire beneficial ownership as of February 6, 2026 or within 60 days thereafter as follows: Mr. Visoso: 37,369 shares, Mr. Ilkbahar: 13,257 shares and Mr. Shek: 8,699 shares.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives, have severally agreed to purchase, and the selling stockholders have agreed to sell to them, severally, the number of shares set forth opposite its name below:

Name	Number of Shares
J.P. Morgan Securities LLC	2,476,629
BofA Securities, Inc.	1,320,340
RBC Capital Markets, LLC	199,718
Citigroup Global Markets Inc.	186,224
TD Securities (USA) LLC	186,224
Truist Securities, Inc.	180,826
Wells Fargo Securities, LLC	174,348
BNP Paribas Securities Corp.	164,632
BTIG, LLC	147,089
Mizuho Securities USA LLC	147,089
MUFG Securities Americas Inc.	147,089
SMBC Nikko Securities America, Inc.	147,089
PNC Capital Markets LLC	132,246
Academy Securities, Inc.	97,160
BMO Capital Markets Corp.	62,074
Barclays Capital Inc.	52,358

Total	5,821,135

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $8.9925 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The selling stockholders are expected to acquire the total number of shares being sold in this offering from WDC pursuant to the debt-for-equity exchange. The pricing with respect to the debt-for-equity exchange would (i) be negotiated at arm’s length, (ii) involve a fixed dollar amount and (iii) not contain any variable component. See “—The Debt-for-Equity Exchange.”

Commissions and Discounts

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholders.

	Per Share	Total
Public offering price	$545.0000	$3,172,518,575.00
Underwriting discounts and commissions: profit	$14.9875	$87,244,260.81

The underwriters have agreed to purchase the shares of our common stock from the selling stockholders at a price of $530.0125 per share, which will result in $3,085,274,314.19 of proceeds to the selling stockholders before expenses.

The Company has agreed to reimburse the underwriters in connection with certain fees and expenses incurred in connection with the review and qualification of the offering of the shares of our common stock by FINRA in an amount not to exceed $30,000. The underwriting discount will equal $14.9875 per share or $87,244,260.81 in the aggregate.

The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from this offering.

We estimate that the total expenses of this offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.0 million.

No Sales of Similar Securities

The Company has agreed that, without the prior written consent of J.P. Morgan Securities LLC, it will not, during the period ending 30 days after the date of this prospectus supplement (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock (collectively, the “Restricted Securities” for purposes of this paragraph and the immediately following paragraph) or any other securities convertible into or exercisable or exchangeable for any Restricted Securities or publicly disclose the intention to undertake any of the foregoing; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Restricted Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units or performance stock awards (including net settlement), in each case outstanding on the date of this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect on the date of settlement of this offering, provided that such recipients enter into a lock-up agreement with the underwriters; (iii) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the settlement of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement and described in this prospectus supplement, the accompanying prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

In addition, each of the Company and the Company’s directors and officers (as well as Western Digital Corporation) (each a “Restricted Party”) has agreed that, without the prior written consent of J.P. Morgan Securities LLC, such Restricted Party will not, and will not cause any of its direct or indirect affiliates to, and its directors and officers will not, during the Restricted Period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (collectively, “Transfer”), directly or indirectly, any shares of our common stock or any other securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by the Restricted Party in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with our common stock, the “Lock-Up Securities” for purposes of this paragraph and the immediately following paragraph); (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities; or (iv) publicly disclose the intention to do any of the foregoing. The foregoing precludes such Restricted Party from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by such Restricted Party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, a Restricted Party may: (a) transfer the Lock-Up Securities (i) as a bona fide gift or gifts of charitable contributions, or for bona fide estate planning purposes, (ii) by will or intestacy or any other testamentary document, (iii) to any member of the Restricted Party’s immediate family or any trust for the direct or indirect benefit of the Restricted Party or any member of the immediate family of the Restricted Party, or if the Restricted Party is a trust, to a trustor or beneficiary of the trust or to the estate of trustor, trustee or beneficiary of such trust (“immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (iv) to a corporation, partnership, limited liability company, investment fund or other entity (A) of which the Restricted Party and the immediate family of the Restricted Party are the legal and beneficial owner of all of the outstanding equity securities or similar interests or (B) controlled by, or under common control with, the Restricted Party or the immediate family of the Restricted Party, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the Restricted Party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Restricted Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Restricted Party or affiliates of the Restricted Party (including, for the avoidance of doubt, where the Restricted Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the Restricted Party, (vii) by operation of law or pursuant to an order of a court or regulatory agency, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company upon death or disability of the Restricted Party, or, if the Restricted

Party is an employee of the Company, upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of the Restricted Party’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering, (x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of our common stock received upon such exercise, vesting or settlement shall be subject to the terms of a lock-up agreement; and provided further that any such restricted stock units, options, warrants or rights are held by the Restricted Party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board of Directors and made to all holders of the Company’s capital stock involving a Change of Control (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction) of the Company, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Restricted Party’s Lock-Up Securities shall remain subject to the provisions of a lock-up agreement; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up letter, (B) in the case of any transfer or distribution pursuant to clause (a) (ii), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 or a filing required pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(i), (vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of our common stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate the nature and conditions of such transfer; (b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in this prospectus supplement or the accompanying prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement; (c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of our common stock or warrants to acquire shares of our common stock; provided that any such shares of our common stock or warrants received upon such conversion shall be subject to the terms of a lock-up agreement; (d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the Restricted Period shall include a statement that the Restricted Party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restricted Period in contravention of a lock up agreement; and (e) exchange or dispose of our common stock pursuant to the terms of a debt-for-equity exchange agreement.

Listing

Our common stock is listed on the Nasdaq under the symbol “SNDK.”

Indemnification

We, WDC and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, as applicable.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Conflicts of Interest

Because 5% or more of the net proceeds of this offering will be received by J.P. Morgan Securities LLC and BofA Securities, Inc. in connection with the cancellation and retirement of the WDC indebtedness exchanged in the debt-for-equity exchange, and J.P. Morgan Securities LLC and BofA Securities, Inc. are each an underwriter in this offering, J.P. Morgan Securities LLC and BofA Securities, Inc. would be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, J.P. Morgan Securities LLC and BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and/or WDC, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders and/or agents under the Credit Facilities, which, upon (and assuming) completion of the debt-for-equity exchange, shall automatically be cancelled and retired by WDC, and as a result, will receive a portion of the net proceeds from the financings. Additionally, affiliates of certain of the underwriters are lenders and/or agents under the New Credit Facility and received fees and commissions in connection therewith.

Miyuki Suzuki, a member of the Board of Directors of Sandisk, sits on the Board of Directors of Mitsubishi UFJ Financial Group, Inc., an affiliate of MUFG Securities Americas Inc.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The Debt-for-Equity Exchange

In connection with this offering, WDC intends to exchange 5,821,135 shares of our common stock offered hereby for certain indebtedness of WDC held by the debt-for-equity exchange party, pursuant to a debt-for-equity exchange agreement expected to be entered into before the settlement date of this offering. WDC is expected to deliver the shares to the selling stockholders, at the request of the debt-for-equity exchange parties, upon consummation of the debt-for-equity exchange, and the selling stockholders would then offer those shares of our common stock to the underwriters in this offering for cash. The consummation of the debt-for-equity exchange is a condition to the settlement of the selling stockholders’ sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors.

The pricing with respect to the debt-for-equity exchange would (i) be negotiated at arm’s length, (ii) involve a fixed dollar amount and (iii) not contain any variable component.

The indebtedness of WDC expected to be exchanged by WDC and the debt-for-equity exchange parties would consist of Term A-3 Loans and Term Loan of WDC in the aggregate principal amount of $1,586 million and $1,500 million, respectively, which is an amount that is expected to be sufficient to acquire all of the shares of our common stock to be sold by the selling stockholders in this offering. Upon (and assuming) completion of the debt-for-equity exchange, the WDC indebtedness exchanged in the debt-for-equity exchange shall automatically be cancelled and retired by WDC. We do not guarantee or have any obligations in respect of the WDC indebtedness.

Under U.S. federal securities laws, the selling stockholders would be deemed to be underwriters with respect to any shares of common stock that they acquires in the debt-for-equity exchange, if consummated, and sell in this offering; however, references to the underwriters in this prospectus supplement refer only to the underwriters listed in the first paragraph of this “Underwriting (Conflicts of Interest)” section and acting in their capacity as underwriters. WDC may also be deemed a selling stockholder solely for U.S. federal securities laws purposes with respect to any shares of common stock that the selling stockholders acquire from WDC in the debt-for-equity exchange, if consummated, and sell in this offering.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranty and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in the UK except that offers of shares of common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a) where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the shares being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b) to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c) to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances falling within Part 1 of Schedule 1 to the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Each person in the UK who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:

(a) it meets the criteria outlined in this section; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in paragraph 4 of regulation 7 of the POATR, (i) the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the POATR; or (ii) where the shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those shares to it is not treated under the POATR as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, warranty and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in this offering.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Ireland

This prospectus has not been prepared in accordance with and is not a “prospectus” for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus” because this is the terminology used for such an offer document in the U.S. No action may be taken with respect to the common stock in Ireland otherwise than in conformity with the provisions of (1) the European Union (Markets in Financial Instruments) Regulations 2017, including, without limitation, Regulations 5 thereof or any codes of conduct issued in connection therewith, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any rules or guidelines issued under section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules or guidelines issued under section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to Prospective Investors in the United Arab Emirates

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in Qatar

The shares of common stock described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

LEGAL MATTERS

O’Melveny & Myers LLP has passed upon the validity of the shares of our common stock offered hereby. O’Melveny & Myers LLP has from time to time acted as counsel for WDC and may do so in the future. WDC is being represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sandisk Corporation and subsidiaries as of June 27, 2025 and June 28, 2024, and for each of the years in the three-year period ended June 27, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the shares of our common stock being registered as contemplated by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of, and do not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Sandisk and Sandisk common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus supplement and the accompanying prospectus relating to any contract or other document filed as an exhibit to the registration statement or incorporated by reference include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of the distribution, Sandisk became subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, is required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above, as well as on our website at investor.sandisk.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or in any other filings with, or any information furnished or submitted to, the SEC.

You should rely only on the information in this prospectus supplement and the accompanying prospectus or to which this prospectus supplement or the accompanying prospectus has referred you. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. To the extent there are inconsistencies between the information contained in this prospectus supplement and the information contained in the documents filed with the SEC prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents and information listed below that we have filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended June 27, 2025, filed with the SEC on August 21, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended October 3, 2025, filed with the SEC on November 7, 2025, and January 2, 2026, filed with the SEC on January 30, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June  27, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 7, 2025;

•	our Current Reports on Form 8-K filed with the SEC on November 20, 2025 and January 2, 2026; and

•

the description of our common stock, which is contained in the Registration Statement on Form 10, as filed with the SEC on November 25, 2024, as supplemented by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June 27, 2025, filed with the SEC on August 21, 2025, including any amendment or reports filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner. We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Sandisk Corporation

Attn.: Secretary

951 Sandisk Dr.

Milpitas, California 95035

Telephone: (408) 801-1000

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PROSPECTUS

7,513,019 Shares

Sandisk Corporation

Common Stock

The selling stockholder identified in this prospectus may offer, from time to time, up to 7,513,019 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. All of the shares registered by this prospectus are currently held by Western Digital Corporation (“WDC”). WDC does not own any other common stock or equity interests in us.

We are registering the resale of the shares of our common stock to be offered and sold pursuant to the terms of a stockholder’s and registration rights agreement between us and WDC.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SNDK.” On February 13, 2026, the closing price of our common stock as reported on the Nasdaq was $626.56 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.

At the time the selling stockholder offers shares registered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

WDC intends to dispose of the 7,513,019 shares of our common stock registered hereby through one or more exchanges of our common stock for WDC debt, unless it selects another method of distribution. If WDC disposes of shares of our common stock through a debt-for-equity exchange, WDC intends to deliver such shares to one or more affiliates of one or more third party lenders that hold certain indebtedness of WDC, each of which we refer to, in such role, as a “debt-for-equity exchange party.” In connection therewith, WDC and such debt-for-equity exchange party will enter into an exchange agreement with respect to such shares. The debt-for-equity exchange party, and not WDC or us, will receive the proceeds from the sale of the shares in any such offering. However, as a result of exchanging the shares of our common stock with the debt-for-equity exchange party prior to any offering, WDC may be deemed to be a selling stockholder in such offering solely for U.S. federal securities law purposes. We refer to any such exchange between WDC and the debt-for-equity exchange parties as the “debt-for-equity exchange.” In the event WDC consummates a debt-for-equity exchange, the debt-for-equity exchange will occur on the settlement date of the applicable offering immediately prior to, and its consummation will be a condition to, the settlement of the selling stockholder’s sale of the shares to the underwriters in such offering. As a result, the consummation of such debt-for-equity exchange will also ultimately be a condition to the settlement of the underwriters’ sale of the shares to prospective investors in such offering. Alternatively, if market and general economic conditions do not support such exchanges or if the amount of our common stock held by WDC exceeds the amount that is transferred in such exchanges, WDC may transfer all or a portion of such shares to holders of WDC common stock as pro rata distributions or in exchange for outstanding shares of WDC common stock.

The selling stockholder may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling stockholder may sell shares through agents it selects or through underwriters and dealers it selects. The selling stockholder also may sell shares directly to investors.

If the selling stockholder uses agents, underwriters or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2026.

i

About This Prospectus

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell, in one or more offerings, shares of our common stock.

At the time the selling stockholder offers shares of our common stock registered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement as well as any post-effective amendments to the registration statement of which this prospectus forms a part before you make any investment decision.

We are responsible for the information contained in and incorporated by reference into this prospectus and any applicable prospectus supplement or contained in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained in and incorporated by reference into this prospectus and any applicable prospectus supplement or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in and incorporated by reference into this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, operating results or financial condition may have changed since such date.

Presentation of Information

Unless the context otherwise requires:

•	References in this prospectus to “Sandisk Corporation,” “we,” “us,” “our,” “our company” and “the Company” refer to Sandisk Corporation and its subsidiaries.

•

References in this prospectus to “WDC” refer to Western Digital Corporation and its consolidated subsidiaries, including the Flash Business prior to completion of the separation, unless the context otherwise requires or as otherwise specified herein.

•

References in this prospectus to the “Flash Business” refer to the flash business of WDC and its subsidiaries, including the business of marketing, offering, selling, licensing, providing, distributing, developing, manufacturing, importing or exporting flash business products, prior to the separation and distribution (each as defined below).

•

References in this prospectus to the “separation” and “spin-off” refer to the separation of the Flash Business from WDC’s other businesses and the creation, as a result of the distribution, of an independent, publicly traded company, Sandisk Corporation, which holds the assets and liabilities associated with the Flash Business following the distribution.

•

References in this prospectus to the “distribution” refer to the distribution on February 21, 2025, of 80.1% of Sandisk Corporation’s issued and outstanding shares of common stock to WDC stockholders as of 1:00 p.m. Pacific time on February 12, 2025, the record date for the distribution (the “Record Date”).

•

References in this prospectus to Sandisk Corporation’s historical assets, liabilities, products, businesses or activities generally refer to the historical assets, liabilities, products, businesses or activities of the Flash Business as the business was conducted as part of WDC prior to the completion of the separation.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources, our own analysis of data received from these third-party sources, our own internal data, market research that we commission and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Item 1.A Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 27, 2025 (our “Annual Report”) and the section of this prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements.” These and other factors could cause future performance to differ materially from our assumptions and estimates.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus may contain trade names, trademarks or service marks belonging to us and other companies. Such trade names, trademarks or service marks are the property of us or their respective owners, and we do not intend any use or display of other parties’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

PROSPECTUS SUMMARY

The following is a summary of selected information discussed in or incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. To better understand our business and financial position, you should carefully review this entire prospectus and the information incorporated herein by reference carefully, including “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and related notes incorporated by reference into this prospectus. The Consolidated Financial Statements of Sandisk Corporation assume the completion of the separation and distribution.

Unless the context otherwise requires, references in this prospectus to our historical assets, liabilities, products, businesses or activities of our businesses are generally intended to refer to the historical assets, liabilities, products, businesses or activities of WDC’s Flash Business prior to completion of the separation.

Our Company

General

Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for artificial intelligence (“AI”) workloads in datacenters, edge devices, and consumer applications. Our technologies enable everyone from students, gamers, and home offices to the largest enterprises and public clouds to produce, analyze, and store data. Our solutions include a broad range of solid-state drives, embedded products, removable cards, universal serial bus drives and wafers and components. Our broad portfolio of technology and products addresses multiple end markets of “Datacenter” (formerly referred to as “Cloud”), “Edge” (formerly referred to as “Client”), and “Consumer.”

The Datacenter end market is comprised primarily of products for public or private cloud environments and enterprise customers. Through the Edge end market, we provide our original equipment manufacturer and channel customers a broad array of high-performance flash solutions across personal computer, mobile, gaming, automotive, virtual reality headsets, at-home entertainment, and industrial spaces. The Consumer end market is highlighted by our broad range of retail and other end-user products, which capitalize on the strength of our product brand recognition and vast points of presence around the world.

We hold a strong position in the Consumer end market and have significant consumer brands and franchises globally, with valuable patent portfolios containing approximately 8,100 granted patents and approximately 3,000 pending patent applications worldwide. We have extensive customer, partner and channel relationships across a number of end-markets and geographies and have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets, broad research and development capabilities and large-scale, efficient manufacturing supply chains. The strong growth in the amount, value and use of data continues, creating a global need for larger, faster, and more capable storage solutions.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data into a myriad of devices and edge technologies. We have also built strong consumer brands with tools to manage vast libraries of personal content and to push the limits of what’s possible for storage. At Sandisk, we continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Industry

We operate in the data storage industry. The ability to access, store and share data from anywhere on any device is increasingly important to our customers and end users. From the intelligent edge to the cloud, data storage is a fundamental component underpinning the global technology architecture. Our strengths in innovation and cost leadership, diversified product portfolio and broad routes to market provide a foundation upon which we are solidifying our position as an essential building block of the digital economy. We believe there is a tremendous market opportunity flowing from the rapid global adoption of the technology architecture built with cloud infrastructure tied to intelligent endpoints all connected by high-performance networks. The value and urgency of data storage at every point across this architecture have never been clearer.

The increase in computing complexity and advancements in AI, along with growth in cloud computing applications, connected mobile devices and Internet-connected products and edge devices is driving unabated growth in the volume of digital content to be stored and used. We believe our expertise and innovation in flash technology enable us to bring powerful solutions to a broader range of applications. We continuously monitor the full array of flash-based storage technologies, including reviewing these technologies with our customers, to ensure we are appropriately resourced to meet our customers’ storage needs.

Flash Technology

Flash products provide non-volatile data storage based on flash technology. We develop and manufacture solid state storage products for a variety of applications including enterprise or cloud storage, client storage, automotive, mobile devices and removable memory devices. Over time, we have successfully developed and commercialized successive generations of 2- and 3-dimensional flash technology with increased numbers of storage bits per cell in an increasingly smaller form factor, further driving cost reductions. We devote significant research and development resources to the development of highly reliable, high-performance, cost-effective flash-based technology and are continually pursuing developments in next-generation flash-based technology capacities. We are leveraging our expertise, resources and strategic investments in non-volatile memories to explore a wide spectrum of persistent memory and storage class memory technologies. We have also initiated, defined and developed standards to meet new market needs and to promote wide acceptance of flash storage standards through interoperability and ease of use.

Our Data Solutions

Our broad portfolio of technology and products addresses multiple end markets of “Datacenter”, “Edge” and “Consumer” and are comprised of the SANDISK brand. Certain of our products will also be sold for a limited transitional period under the Western Digital, WD and other brands under license from WDC.

Datacenter represents a large and growing end market comprised primarily of products for public or private cloud environments and enterprise customers. We provide the Datacenter end market with an array of high-performance enterprise solid state drives. Our high-performance enterprise class solid state drives include high-performance flash-based solid state drives and software solutions that are optimized for performance applications providing a range of capacity and performance levels primarily for use in enterprise servers and supporting high-volume online transactions, AI-related workloads, data analysis and other enterprise applications.

Through the Edge end market, we provide numerous data solutions that we incorporate into our client’s devices, which consist of solid state drive desktop and notebook PCs, gaming consoles and set top boxes, as well as flash-based embedded storage products for mobile phones, tablets, notebook PCs and other portable and wearable devices, automotive applications, Internet of Things, and industrial and connected home applications. Our solid state drives are designed for use in devices requiring high performance, reliability and capacity with various attributes such as low cost per gigabyte, quiet acoustics, low power consumption and protection against shocks.

We serve the Consumer end market with a portfolio of solid state drives and removable flash, including cards and universal serial bus flash drives, through our retail and channel routes to market. We offer client portable solid state drives with a range of capacities and performance characteristics to address a broad spectrum of the client storage market. Our removable cards are designed primarily for use in consumer devices, such as mobile phones, tablets, imaging systems, cameras and smart video systems. Our universal serial bus flash drives are used in the computing and consumer markets and are designed for high performance and reliability.

Competition

Our industry is highly competitive. We believe we are well positioned with our leading flash product portfolio, premium consumer brand, differentiated semiconductor innovation engine and leadership in driving cost efficiency. Nevertheless, we face strong competition from other manufacturers of flash in the Datacenter, Edge and Consumer end markets. We compete with vertically integrated suppliers such as Kioxia Corporation (“Kioxia”), Micron Technology, Inc., Samsung Electronics Co., Ltd., SK Hynix, Inc., Yangtze Memory Technologies Co., Ltd. and numerous smaller companies that assemble flash into products.

Business Strategy

Our overall strategy is to leverage our innovation, technology and execution capabilities to be an industry-leading and broad-based developer, manufacturer and provider of storage devices and solutions that support the infrastructure that has enabled the unabated proliferation of data. We strive to successfully execute our strategy through the following foundational elements in order to create long-term value for our customers, partners, investors and employees:

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Innovation and Cost Leadership: We continue to innovate and develop advanced technologies across platforms to deliver timely new products and solutions to meet growing demands for scale, performance and cost efficiency in the market.

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Broad Product Portfolio: We leverage our capabilities in firmware, software and systems to deliver compelling and differentiated integrated storage solutions to our customers that offer the best combinations of performance, cost, power consumption, form factor, quality and reliability, while creating new use cases for our solutions in emerging markets.

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Operational Excellence: We are focused on delivering the best value for our customers in Datacenter, Edge and Consumer end markets through a relentless focus on appropriately scaling our operations to efficiently support business growth; achieving best in class cost, quality and cycle-time; maintaining industry leading manufacturing capabilities; and having a competitive advantage in supply-chain management.

Our strategy provides the following benefits, which distinguish us in the dynamic and competitive data storage industry:

•	a varied product portfolio that establishes us as a leading developer and manufacturer of integrated products and solutions, making us a more strategic supply partner to our customers;

•

efficient and flexible manufacturing capabilities, allowing us to leverage our flash research and development and capital expenditures to deliver innovative and cost-effective storage solutions to multiple markets;

•	deep relationships with industry leaders across the data ecosystems that give us the broadest routes to market; and

•	industry leading consumer brand awareness and global retail distribution presence.

Operations

Our flash offerings consist of flash-based memory, controllers and firmware and other components. Substantially all of our flash-based memory is obtained from our joint ventures with Kioxia, which provides us with leading-edge, high-quality and low-cost flash memory wafers. While substantially all of our flash memory supply utilized for our products are purchased from these ventures, from time to time, we also purchase flash memory from other flash manufacturers. Controllers are primarily designed in-house and manufactured by third-party foundries or acquired from third-party suppliers. Our assembly and test operations comprise in-house assembly and test facilities located in Penang, Malaysia and other contract manufacturers, and the assembly and test facility owned and operated by the venture established with JCET Management Co., Ltd. in Shanghai, China. We believe the use of our in-house assembly and test facilities and manufacturing partners provides flexibility and gives us access to increased production capacity.

We and Kioxia currently operate three business ventures, Flash Partners Ltd. (“Flash Partners”), Flash Alliance Ltd. (“Flash Alliance”) and Flash Forward Ltd. (“Flash Forward”, together with Flash Partners and Flash Alliance, “Flash Ventures”), across eight flash-based manufacturing facilities in Japan, six of which are located in Yokkaichi, Japan and two of which are located in Kitakami, Japan. Through Flash Ventures, we and Kioxia collaborate in the development and manufacture of flash-based memory wafers using semiconductor manufacturing equipment owned or leased by each of the Flash Ventures entities. We co-develop flash technologies (including process technology and memory design) with Kioxia for Flash Ventures’ use. We and Kioxia jointly own these co-developed flash technologies. We and Kioxia also contribute to the collaboration and license to each other technologies that are independently developed and owned by each of us and are reasonably necessary to our joint development or manufacture of flash-based memory. We hold a 49.9% ownership position in each of the Flash Ventures entities. We jointly control the operations of Flash Ventures with Kioxia, and we believe our participation in Flash Ventures helps us reduce product costs, increases our ability to control the quality of our products and speeds delivery of our products to our customers.

Kioxia owns the facilities and provides wafer manufacturing services to Flash Ventures at cost using manufacturing equipment owned or leased by Flash Ventures and process technologies co-owned or contributed by us and Kioxia. Flash Ventures accounts for approximately 80% of the total manufacturing capacity in the facilities owned by Kioxia. We and Kioxia are entitled to purchase a share of Flash Ventures’ output, which generally equals 50% each. The price for which we and Kioxia pay Flash Ventures for flash memory wafers is cost plus a small markup. We are obligated to pay for variable costs incurred in producing our share of Flash Ventures’ flash-based memory wafer supply based on a rolling forecast. In addition, we are obligated to pay for half of Flash Ventures’ fixed costs regardless of the output we choose to purchase.

While Flash Ventures is operating, we and Kioxia are restricted from working with third parties to manufacture flash-based memory or from fabricating flash-based memory beyond the capacity specified in our agreements with Kioxia. In addition, we may not manufacture flash-based memory ourselves except to the extent that we acquire the manufacturing capacity of a Flash Ventures entity as a result of such entity’s dissolution or termination of its joint venture agreements or upon our acquisition of all the ownership interests in such entity.

The agreements governing the operations of the Flash Ventures entities also set out a framework for any investment by the joint venture partners in flash manufacturing capacity. We have jointly invested, and intend to continue to jointly invest, with Kioxia in the manufacturing equipment needed to support Flash Ventures’ flash manufacturing operations. In addition, we are obligated to fund 49.9% to 50.0% of capital investments that a Flash Ventures entity decides to make to the extent that the Flash Ventures entity’s operating cash flow is insufficient to fund these investments.

Each Flash Ventures entity operates for a set amount of time as agreed between us and Kioxia. Since the start of Flash Ventures, we and Kioxia have extended the term for all three of the Flash Ventures entities. On January 29,

2026, we and Kioxia entered into an FAL Second Commitment and Extension Agreement (the “FAL Second Extension Agreement”) and FPL Second Commitment and Extension Agreement (the “FPL Second Extension Agreement”, and together with the FAS Second Extension Agreement, collectively, the “Extension Agreements”), under which the parties thereto extended the term of the Flash Alliance and Flash Partners joint ventures to December 31, 2034. Absent further extensions as mutually agreed between us and Kioxia, each Flash Ventures entity is currently set to expire on December 31, 2034. Each Flash Ventures entity’s joint venture agreements may also be terminated earlier upon the occurrence of certain specified events, including earlier dissolution by agreement of the parties or an event of default or bankruptcy. Upon the expiration of a Flash Ventures entity’s joint venture agreements, the applicable Flash Ventures entity will commence a wind-up process and be dissolved. Net proceeds from the dissolution will be distributed in kind or cash to us and Kioxia on a pro rata basis based on our respective ownership positions. The applicable Flash Venture entity will continue to operate during the period of winding up. In addition to the Extension Agreements, we entered into Agreement to Enhance Collaboration with Kioxia, pursuant to which we will pay Kioxia $1.2 billion, with payments made over the years 2026 through 2029, in consideration of Kioxia’s manufacturing services and the continued availability of supply.

On January 24, 2025, the Company and WDC entered into an equity transfer agreement (the “Equity Transfer Agreement”) to transfer WDC’s entire equity interest in Unisplendour Corporation Limited and Unissoft (Wuxi) Group Co. Ltd. (“Unis”), referred to as the “Unis Venture,” to the Company. The Unis Venture is 48% owned by the Company and 52% owned by Unis. The Unis Venture markets and sells the Company’s products in China.

Prior to the execution of the Equity Transfer Agreement, the Unis Venture was not historically managed as a component of the Company and as such, the related equity method investment was not reflected in our Consolidated Financial Statements. Following the execution of the Equity Transfer Agreement, the Company accounts for its investment in the Unis Venture under the equity method of accounting. The Company’s 48% interest in the earnings of the Unis Venture will be recognized one quarter in arrears from the date the Unis Venture was transferred to the Company and will be reported in Other expense, net in the Consolidated Statements of Operations.

In addition, in September 2024, SanDisk China Limited, our wholly owned subsidiary, established a venture with JCET Management Co., Ltd. (“JCET”), referred to as the “SDSS Venture,” regarding the ownership and operations of our assembly and test facility in Shanghai, China. The SDSS Venture is 20% owned by Sandisk and 80% owned by JCET.

Summary of the Separation and Distribution

On October 30, 2023, WDC announced its intention to separate its Flash Business from its hard disk drive business (the “HDD Business”). WDC determined to implement this separation through the spin-off of WDC’s Flash Business to its stockholders. Sandisk was formed to hold the Flash Business.

On January 25, 2025, the WDC Board of Directors approved the distribution of 80.1% of Sandisk’s issued and outstanding shares of common stock held by WDC to WDC stockholders on the basis of one share of our common stock for every three shares of WDC common stock held as of 1:00 p.m. Pacific time on the Record Date, subject to certain conditions.

On February 21, 2025, the distribution was effected and the separation became effective as of 11:59 p.m. Pacific time. Following the separation, we hold the assets and liabilities related to the Flash Business, subject to certain limited exceptions. After the separation, WDC continues to hold its HDD Business. To effect the separation, WDC undertook a series of internal restructuring transactions to separate the assets, liabilities and certain legal entities of WDC associated with the Flash Business to us, in exchange for a cash payment of approximately $1.5 billion by us to WDC with a portion of the net proceeds of a term loan B facility in the principal amount of

$2.0 billion (the “Term Loan Facility”) under the Loan Agreement, dated February 21, 2025, entered into by and among Sandisk, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties party thereto. In connection with the distribution, we incurred $2.0 billion of indebtedness under the Term Loan Facility. In conjunction with the separation, 116,035,464 shares of our common stock were distributed to WDC stockholders. Additionally, WDC retained 28,827,787 shares of our common stock representing its 19.9% retained interest. “Regular-way” trading of our common stock began with the opening of the Nasdaq on February 24, 2025, under the ticker symbol “SNDK.” Our common stock has a par value of $0.01 per share.

Following the distribution, our stockholders (other than WDC) owned directly 80.1% of the outstanding shares of our common stock and WDC retained 19.9% of the outstanding shares of our common stock.

On April 18, 2025, we filed a registration statement to register the resale of shares of our common stock held by WDC pursuant to our obligations under the terms of a stockholder’s and registration rights agreement between us and WDC (the “SRRA”). On June 9, 2025, WDC consummated a debt-for-equity exchange of 21,314,768 shares of our common stock and such shares were sold pursuant to the registration statement. Following that debt-for-equity exchange, WDC retained 7,513,019 shares of our common stock.

We are registering the resale of the remaining 7,513,019 shares of our common stock retained by WDC pursuant to the terms of the SRRA.

Corporate Information

Sandisk Corporation was incorporated in Delaware for the purpose of holding WDC’s Flash Business in connection with the separation and distribution described herein. Prior to the transfer of these businesses to us by WDC, which occurred prior to the distribution, Sandisk Corporation had no operations. The address of our principal executive offices is 951 Sandisk Drive, Milpitas, California 95035. Our telephone number is (408) 801-1000. We maintain a website at www.sandisk.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein, and investors should not rely on any such information in deciding whether to invest in our common stock.

THE OFFERING

Common stock offered by the selling stockholder	Up to 7,513,019 shares of our common stock.

Use of proceeds	All shares of our common stock sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from such sale.

Principal Stockholder	WDC, the selling stockholder, beneficially owns approximately 5.1% of the outstanding shares of our common stock. For further information regarding our relationship with WDC, see “The Separation and Distribution” and “Certain Relationships and Related Party Transactions.”

Plan of Distribution	The selling stockholder may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling stockholder may sell shares through agents it selects or through underwriters and dealers it selects. The selling stockholder also may sell shares directly to investors. If the selling stockholder uses agents, underwriters or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement. See “Plan of Distribution.”

Risk Factors	For a discussion of risks and uncertainties involved with an investment in our common stock, see “Risk Factors” on page 8 of this prospectus.

Listing	Our common stock is listed on the Nasdaq under the symbol “SNDK.”

Unless we indicate otherwise, all information in this prospectus is based on 147,600,972 shares of our common stock outstanding as of February 6, 2026 and excludes 23,334,637 shares of our common stock reserved for issuance pursuant to our equity-based compensation plans.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, and, in particular, the risk factors described in our most recent Annual Report filed with the SEC, and incorporated by reference in this prospectus. These risks and uncertainties could materially and adversely impact our business, financial condition, results of operations, could cause actual results to differ materially from our expectations and projections, and could cause the market value of our stock to decline. You should consider these risk factors when evaluating us and our common stock and when reading the rest of this prospectus, including the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, which are incorporated by reference in this prospectus. These risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results or cause the market price of our common stock to fluctuate or decline. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, including our results of operations, liquidity and financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus and other materials Sandisk has filed with the SEC contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements related to operating as an independent company, our product and technology developments and all statements regarding our expected future position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” “target,” “intend,” and the like, or the use of the future tense of these or similar words. Statements contained or incorporated by reference herein related to operating as an independent company, our business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, products or service line growth of Sandisk, and predicted market outcomes, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting our best judgment based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from our expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause actual results, performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: adverse changes in global or regional conditions, including the impact of changes in tariff policies or other trade restrictions; supply chain risks, including our dependence on a limited number of qualified suppliers, the availability and cost of materials and components for our products, and disruptions to our supply chain; damage or disruption to our operations or to those of our suppliers; product defects; our reliance on strategic relationships with key partners, including Kioxia; the development and introduction of new products or technologies and management of technology transitions; future responses to and effects of public health crises; loss of revenue from, or consolidation of, our key customers or increases in our customers’ credit risk; volatile demand and pricing trends and fluctuations in average selling prices; our ability to respond to market and other changes in our distribution and retail market; sales cyclicality and our ability to accurately forecast demand; our level of debt; fluctuations in currency exchange rates; our ability to attract, retain, and develop highly skilled management and technical talent; risks associated with legal or regulatory compliance, changing legal and regulatory requirements, and the impact and outcome of legal proceedings; compromise, damage or interruptions from cybersecurity incidents or other data or system security risks; reliance on intellectual property and other proprietary information; future material impairments in the value of our goodwill, intangible assets, and other long-lived assets; risks and challenges associated with the use of AI; and our ability to achieve some or all of the expected benefits of the spin-off and uncertainties regarding the impacts of the spin-off, including indemnification responsibilities, tax-related considerations, and our ability to effectively make the changes necessary to operate as an independent company; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report, which is incorporated by reference in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not intend, and we undertake no obligation, to update or revise these forward-looking statements to reflect new information or events after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

THE SEPARATION AND DISTRIBUTION

Overview

On October 30, 2023, WDC announced its intention to separate its Flash Business from its HDD Business. WDC determined to implement this separation through the spin-off of WDC’s Flash Business to its stockholders. Sandisk was formed to hold WDC’s Flash Business.

On January 25, 2025, the WDC Board of Directors approved the distribution of 80.1% of Sandisk’s issued and outstanding shares of common stock held by WDC to WDC stockholders on the basis of one share of our common stock for every three shares of WDC common stock held as of 1:00 p.m. Pacific time on the Record Date, subject to certain conditions.

On February 21, 2025, the distribution was effected and the separation became effective as of 11:59 p.m. Pacific time. Following the separation, we hold the assets and liabilities of WDC related to its Flash Business, subject to certain limited exceptions. After the separation, WDC continues to hold its HDD Business. To effect the separation, WDC undertook a series of internal restructuring transactions to separate the assets, liabilities and certain legal entities of WDC associated with the Flash Business to us, in exchange for a cash payment of approximately $1.5 billion by us to WDC with a portion of the net proceeds of the Term Loan Facility. In connection with the distribution, we incurred $2.0 billion of indebtedness under the Term Loan Facility. In conjunction with the separation, 116,035,464 shares of our common stock were distributed to WDC stockholders, as described below. Additionally, WDC retained 28,827,787 shares of our common stock representing its 19.9% retained interest. “Regular-way” trading of our common stock began with the opening of the Nasdaq on February 24, 2025, under the ticker symbol “SNDK.” Our common stock has a par value of $0.01 per share.

On February 21, 2025, the distribution date, each WDC stockholder of record as of the Record Date received one share of our common stock for every three shares of WDC common stock held as of the Record Date, as described below. WDC stockholders received cash in lieu of any fractional shares of Sandisk common stock that they would have received after application of this ratio. Upon completion of the separation, each WDC stockholder as of the Record Date continued to own shares of WDC and owned a proportionate share of the outstanding common stock of Sandisk distributed in the distribution. WDC stockholders were not required to make any payment, surrender or exchange their WDC common stock or take any other action to receive their shares of our common stock in the distribution.

Following the distribution, our stockholders (other than WDC) owned directly 80.1% of the outstanding shares of our common stock and WDC retained 19.9% of the outstanding shares of our common stock.

On April 18, 2025, we filed a registration statement to register the resale of shares of our common stock held by WDC pursuant to our obligations under the terms of the SRRA. On June 9, 2025, WDC consummated a debt-for-equity exchange of 21,314,768 shares of our common stock and such shares were sold pursuant to the registration statement. Following that debt-for-equity exchange, WDC retained 7,513,019 shares of our common stock.

We are registering the resale of the remaining 7,513,019 shares of our common stock retained by WDC pursuant to the terms of the SRRA.

Formation of Sandisk Corporation

In connection with the separation, WDC incorporated Sandisk as a Delaware corporation on February 5, 2024, for the purpose of transferring to Sandisk certain assets and liabilities, including certain entities holding assets and liabilities, associated with the Flash Business.

Internal Reorganization

As part of the separation, and prior to the distribution, WDC and its subsidiaries completed an internal reorganization in order to transfer to us the Flash Business that we hold following the separation. Among other things and subject to certain limited exceptions, the internal reorganization resulted in us owning, directly or indirectly, the operations comprising, and the entities that conduct, the Flash Business.

The internal reorganization included a series of restructuring transactions pursuant to which (i) WDC and its subsidiaries transferred the assets and liabilities associated with the Flash Business to Sandisk or certain entities which became its subsidiaries and transferred the equity interests of certain entities holding such assets and liabilities to Sandisk and (ii) Sandisk and its subsidiaries transferred the assets and liabilities associated with the HDD Business that are held by our subsidiaries, if any, to WDC or its subsidiaries, in each case, as set forth in the separation and distribution agreement. WDC and its subsidiaries also transferred certain other corporate and shared assets and liabilities to Sandisk (or certain entities which became its subsidiaries) and Sandisk and its subsidiaries also transferred certain other corporate and shared assets and liabilities to WDC or its subsidiaries, in each case, pursuant to the terms of the separation and distribution agreement. In exchange for the transfer of the foregoing assets, liabilities and legal entities associated with the Flash Business to us, we paid WDC a cash payment in an amount equal to approximately $1.5 billion. Following such internal reorganization transaction, WDC continued to hold the HDD Business. We also entered into certain financing arrangements and incurred certain indebtedness prior to and in connection with the separation.

Results of the Distribution

Following the separation and the distribution, we became a separate, publicly traded company.

We entered into a separation and distribution agreement and other related agreements with WDC to effect the separation and provide a framework for our transitional relationship with WDC following the separation. These agreements provide for the allocation between us and WDC of WDC’s assets, liabilities and obligations (including employee benefits, intellectual property, equipment sharing and tax-related assets and liabilities) attributable to periods prior to our separation from WDC and govern the relationship between us and WDC following the separation. For a more detailed description of these agreements, see “Certain Relationships and Related Party Transactions.”

Market for Sandisk Common Stock

Our common stock is listed on the Nasdaq under the symbol “SNDK.” We did not set the initial price of shares of our common stock. The initial price was established by the public markets.

The price at which shares of our common stock trade has fluctuated, and may in the future fluctuate, significantly. Trading prices for our common stock will be determined in the public markets and may be influenced by many factors. See “Risk Factors.”

USE OF PROCEEDS

All shares of our common stock sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from such sale.

MARKET PRICE OF SHARES

Our shares of common stock have been listed and traded on the Nasdaq under the symbol “SNDK” since February 24, 2025, which was the next trading day following the distribution. On February13, 2026, the last sale price of our shares as reported on the Nasdaq was $626.56 per share. As of February 13, 2026, there were approximately 672 holders of record of our shares. Because many of our shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these recordholders.

DIVIDEND POLICY

We do not currently intend to pay any cash dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation of our business and to strengthen our financial position and flexibility. The payment of cash dividends in the future will be dependent upon our revenue and earnings, capital requirements and general financial condition and results of operations, as well as applicable law, regulatory constraints, industry practice and other business considerations determined by our board of directors to be relevant. The payment of any cash dividends will be within the discretion of our Board of Directors. In addition, the terms governing our current or future debt may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will ever pay dividends in the future or that we would continue to pay any dividends that we may commence in the future.

In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value, minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Material Agreements with WDC

With the spin-off completed, WDC and Sandisk became separate independent companies, with WDC owning 19.9% of our common stock. The current relationship between WDC and Sandisk is governed by certain ancillary agreements WDC and Sandisk entered into in connection with the spin-off. These agreements provide for the allocation between Sandisk and WDC of WDC’s and Sandisk’s assets, employees, liabilities and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Sandisk’s spin-off from WDC.

The summaries below set forth the terms of the agreements that Sandisk believes are material and are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into the registration statement on Form S-3, of which this prospectus forms a part.

The Separation and Distribution Agreement

The separation and distribution agreement sets forth our agreement with WDC regarding the principal transactions necessary to separate Sandisk from WDC. It also sets forth other agreements that govern certain aspects of our relationship with WDC after the completion of the distribution. The parties entered into the separation and distribution agreement immediately before the distribution of Sandisk common stock to WDC stockholders.

Transfer of Assets and Assumption of Liabilities. The separation and distribution agreement identifies assets to be transferred to or retained by, liabilities to be assumed or retained by, and contracts to be assigned to each of Sandisk and WDC as part of the reorganization of WDC, and describes when and how these transfers, assumptions and assignments would occur, although many of the transfers, assumptions and assignments had already occurred prior to the parties’ entering into the separation and distribution agreement. In particular, the separation and distribution agreement provides that, subject to the terms and conditions contained in the separation and distribution agreement:

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All assets constituting “Flash Assets” are retained by or transferred to Sandisk or one of our subsidiaries. Flash Assets consist of, among other things, assets primarily related to the Flash Business (except as otherwise set forth in the separation and distribution agreement), all rights to causes of action to the extent related to the Flash Business or any assets or liabilities allocated to Sandisk and certain owned and leased real properties designated as Flash Assets. All other assets of WDC that are not Flash Assets were retained by or transferred to WDC. These retained assets include, among others, certain owned and leased real property and all rights to causes of action to the extent that they do not relate to the Flash Business or any assets or liabilities allocated to Sandisk.

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WDC’s transfer to Sandisk, and Sandisk’s assumption of, certain liabilities, whether arising prior to, at or after the distribution, regardless of when and where such liabilities arose or where, or against whom, such liabilities are asserted or determined, including, among others, liabilities to the extent relating to the conduct and operation of the Flash Business and/or the ownership, operation or use of any Flash Assets (other than liabilities of a business that has been divested or discontinued prior to the distribution) and certain environmental liabilities arising from owned or leased real properties designated as Flash Assets. WDC retained all liabilities not assumed by Sandisk.

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Except as otherwise provided in the separation and distribution agreement or any ancillary agreement, WDC is responsible for all costs and expenses incurred on or prior to the distribution by WDC or Sandisk in connection with the preparation, execution, delivery and implementation of the separation and distribution agreement or any ancillary agreement, and each party will bear its own direct and indirect costs and expenses incurred from and after the distribution in connection with the preparation, execution, delivery and implementation of the separation and distribution agreement or any ancillary agreement.

The allocation of liabilities with respect to taxes, except for payroll taxes and reporting and other tax matters expressly covered by the employee matters agreement, are solely covered by the tax matters agreement.

Except as may expressly be set forth in the separation and distribution agreement or any ancillary agreement, all assets are transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that any conveyance proves to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained, and that any requirements of laws or judgments are not complied with.

Information in this prospectus with respect to the assets and liabilities of the parties following the separation is presented based on the allocation of such assets and liabilities pursuant to the separation and distribution agreement, unless the context otherwise requires. Certain of the liabilities and obligations to be assumed by one party or for which one party has an indemnification obligation under the separation and distribution agreement and the other agreements relating to the separation are and continue to be the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation relies on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the separation and distribution agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Releases and Indemnifications. Except as otherwise provided in the separation and distribution agreement or any ancillary agreement, each party releases and forever discharges the other party and its subsidiaries and affiliates and all persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of the other party or any of their respective subsidiaries, as applicable (in each case, in their respective capacities as such) (excluding any shareholder of WDC or Sandisk) (the “Indemnified Parties”), from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the distribution, whether or not known as of the distribution, including in connection with the transactions and all other activities to implement the separation or the distribution. The releases do not extend to obligations from and after the separation under or relating to any agreement between the parties that did not terminate as of the distribution. In addition, the separation and distribution agreement provides for cross-indemnities that, except as otherwise provided in the separation and distribution agreement, are principally designed to place financial responsibility for the obligations and liabilities of the Flash Business with Sandisk and financial responsibility for the obligations and liabilities of WDC’s business with WDC. Specifically, each party will, and will cause its subsidiaries to, indemnify, defend and hold harmless the other party and the applicable Indemnified Parties for any loss that proximately results from:

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the liabilities each such party assumed or retained pursuant to the separation and distribution agreement, including failure of a party to pay, perform or otherwise promptly discharge any liability assumed or retained, as applicable, pursuant to the separation and distribution agreement in accordance with their respective terms; and

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any breach of, or failure to perform, by such party or its subsidiaries of any covenants or obligations to be performed from and after the separation by such persons pursuant to the separation and distribution agreement or any ancillary agreement, unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims will be made thereunder.

Each party’s aforementioned indemnification obligations are uncapped, provided that the amount of each party’s indemnification obligations are subject to reduction by any insurance proceeds (net of premium increases) received by the party being indemnified. The separation and distribution agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes will be governed solely by the tax matters agreement.

Insurance. Sandisk generally is responsible for obtaining and maintaining Sandisk’s own insurance coverage and is no longer an insured party under WDC’s insurance policies following the separation.

Non-Compete. Under the separation and distribution agreement, and subject to certain exceptions, for a period of forty (40) months following the separation, WDC will not develop, manufacture, market or sell standalone SSDs.

Dispute Resolution. Subject to certain exceptions, if a dispute arises with WDC out of, in connection with, or in relation to the separation and distribution agreement or any ancillary agreement or the transactions contemplated thereby, then such representatives, as the parties may designate, will negotiate to resolve any disputes for a period of time not exceeding thirty (30) days. If the parties are unable to resolve the dispute in this manner, either party may demand that the dispute be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware for final determination.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the separation and distribution agreement include access to information, confidentiality, treatment of shared contracts, any transfers to be completed following the distribution and the receipt of any related third-party consents, access to insurance policies and treatment of outstanding guarantees.

Transition Services Agreement

WDC and Sandisk entered into a transition services agreement (the “TSA”) which governs the provision of transition services from WDC to Sandisk and from Sandisk to WDC, in each case, for a transitional period after the closing of the spin-off to provide for an ordinary transition in connection with the spin-off. The TSA specifies the terms under which the transition services are provided, including the services standard, fees and allocation of risk, and contains mechanisms for adding, extending and terminating services as well as for governance and dispute resolution. The charges for such services are generally intended to allow the service provider to recover its direct and indirect costs, generally without profit. Services are anticipated to be provided in the following areas: (i) quality assurance, (ii) procurement, (iii) information technology, (iv) logistics management, (v) finance, (vi) human resources, (vii) engineering, (viii) corporate marketing, (ix) central operations, (x) sales operations, (xi) manufacturing and (xii) research and development. The term of such services is expected to be no longer than fifteen (15) months.

Tax Matters Agreement

In connection with the spin-off, WDC and Sandisk entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

The tax matters agreement provides special rules that allocate tax liabilities in the event the distribution or certain related transactions fails to qualify as transactions that are tax-free for U.S. federal income tax purposes (other than any cash that WDC stockholders receive in lieu of fractional shares). Under the tax matters agreement, Sandisk generally agreed to indemnify WDC and its affiliates against any and all tax-related liabilities incurred by them relating to the distribution and certain related transactions, to the extent caused by any representation by Sandisk being incorrect or an acquisition of our stock or assets or by any other action undertaken or by failure to act by Sandisk. This indemnification applies even if WDC has permitted Sandisk to take an action that would otherwise have been prohibited under the tax-related covenants described below.

Pursuant to the tax matters agreement, Sandisk agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the distribution and certain related transactions. Sandisk may take certain actions prohibited by these covenants only if Sandisk obtains and provides to WDC an opinion from a U.S. tax counsel or accountant of recognized national standing or a favorable private letter ruling from a taxing authority, in each case satisfactory to WDC, to the effect that such action would not affect the tax-free status of these transactions, or if Sandisk obtains prior written consent of WDC, in its sole and absolute discretion, waiving such requirement. Sandisk is barred from taking any action, or failing to take any action, including any action or failure to take any action that would be inconsistent with the Tax Opinion, where such action or failure to take any action adversely affects the tax-free status of these transactions. In addition, during the period ending two years after the date of the distribution, these covenants include specific restrictions on Sandisk: (i) discontinuing the active conduct of Sandisk’s trade or business; (ii) issuance or sale of stock or other securities (including securities convertible into Sandisk stock, but excluding certain compensatory arrangements); (iii) liquidating, merging or consolidating with any other person; (iv) amending Sandisk’s charter (or other organizational documents) or taking any other action, whether through a stockholder vote or otherwise, affecting the voting rights of Sandisk common stock; (v) sales of assets outside the ordinary course of business; and (vi) entering into any other corporate transaction which would cause Sandisk to undergo a 50% or greater change in its stock ownership or otherwise be expected to result in the failure to preserve the tax-free treatment of these transactions.

Employee Matters Agreement

WDC and Sandisk entered into an employee matters agreement in connection with the spin-off to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefit plans and programs and other related matters. The employee matters agreement also sets forth the general principles relating to employee matters both with respect to domestic and international employees, including with respect to collective bargaining agreements, workers’ compensation, payroll matters, regulatory filings, paid time off, commencing or continuing participation in employee benefit plans, and the sharing of employee information.

The employee matters agreement provides that, unless otherwise specified, each party assumes or retains, as applicable, liabilities arising out of or in connection with the employment or termination of the employees identified as WDC or Sandisk employees, as applicable, including under any employee benefit plans, whether arising before or after the distribution. Additionally, subject to certain exceptions, upon the distribution, each party has caused or will cause, as applicable, the employees identified as WDC or Sandisk employees, as applicable, to commence or continue participation in employee benefit plans, similar to those in effect on or prior to the date of the distribution and will recognize prior years of service with WDC and related entities.

The employee matters agreement also governs the treatment of equity-based awards granted by WDC prior to the distribution and the treatment of WDC’s employee stock purchase plan.

The employee matters agreement also contemplated cash transaction bonus payments in an aggregate amount of $39 million that were payable in connection with the spin-off to certain Sandisk employees in positions of vice president and above, which cash payments for each eligible individual are based on a number of months’ base salary, ranging from 12 months for vice president and equivalent titles to 24 months for executive vice presidents and Section 16 officers. The transaction bonus payments generally are subject to repayment terms for 12 months following the separation in the event of specified termination events.

IP Cross-License Agreement

WDC and Sandisk entered into an IP Cross-License Agreement to facilitate freedom-to-operate with respect to certain non-trademark intellectual property for each company post-spin. WDC granted a non-exclusive, worldwide, royalty-free, perpetual license to Sandisk (with respect to retained non-trademark intellectual property held by WDC) within a specified field of use, and Sandisk granted a non- exclusive, worldwide, royalty-free, perpetual license to WDC (with respect to divested non-trademark intellectual property held by Sandisk) within a specified field of use.

Transitional Trademark License Agreement

WDC and Sandisk entered into a Transitional Trademark License Agreement, pursuant to which WDC granted a limited, non-exclusive, worldwide, non-transferable, license to Sandisk (with respect to certain retained trademarks held by WDC), and Sandisk granted a limited, non-exclusive, worldwide, non-transferable, license to WDC (with respect to certain divested trademarks held by Sandisk). These limited licenses allow each company to rebrand, as necessary, and transition away from the other company’s owned trademarks post-spin, for a specified, limited transitional period.

Stockholder’s and Registration Rights Agreement

WDC and Sandisk entered into the SRRA, pursuant to which Sandisk agreed that, upon the request of WDC, Sandisk will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Sandisk common stock retained by WDC. Under the SRRA, Sandisk also agreed to use its reasonable best efforts to effect a shelf registration on Form S-1 for all shares of our common stock retained by WDC within thirty (30) days of the date of the spin-off. In addition, WDC agreed to vote any shares of Sandisk common stock that it retains immediately after the separation in proportion to the votes cast by our other stockholders. In connection with such agreement, WDC granted Sandisk a proxy to vote its shares of Sandisk common stock in such proportion. This proxy, however, will be automatically revoked as to any particular share upon any sale or transfer of such share from WDC to a person other than WDC, and neither the SRRA nor proxy will limit or prohibit any such sale or transfer.

On April 18, 2025, Sandisk filed a registration statement to register the resale of shares of its common stock held by WDC pursuant to Sandisk’s obligations under the terms of the SRRA. On June 9, 2025, WDC consummated a debt-for-equity exchange of 21,314,768 shares of Sandisk common stock and such shares were sold pursuant to the registration statement. Following that debt-for-equity exchange, WDC retained 7,513,019 shares of Sandisk common stock.

Sandisk is registering the resale of the remaining 7,513,019 shares of Sandisk common stock retained by WDC pursuant to the terms of the SRRA.

Other Related Party Transactions

Other than as described above, we have not had any related person transactions since our formation on February 5, 2024 in connection with the separation.

Procedures for Approval of Related Person Transactions

The Sandisk Board of Directors has established a Related Person Transaction Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) Sandisk was, is or will be a participant; (ii) the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year; and (iii) a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is: (i) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of our common stock (or any other class of voting securities); or (iii) any immediate family member of any of the foregoing persons.

Under the policy, once a related person transaction has been identified, the Audit Committee will review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the committee is to consider all relevant facts and circumstances of the related person transaction available to the committee. The committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the committee determines in good faith. No member of the committee will participate in any consideration of a related party transaction with respect to which that member or any member of his or her immediate family is a related person.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general summary of the material U.S. federal income considerations generally applicable to the ownership and disposition of our common stock by a Non-U.S. Holder (as defined below) that holds our common stock as a capital asset (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, administrative pronouncements and other relevant applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below.

This discussion does not describe all of the tax consequences that may be applicable to Non-U.S. Holders in light of their particular circumstances, or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to an alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons owning (directly or indirectly) 5% or more of our common stock;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of our common stock.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or entity or arrangement treated as a partnership) or any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or (B) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or beneficial owner of the entity will generally depend on the status of the partner or beneficial owner and the activities of the entity. Partners in a partnership (or beneficial owners of another entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors regarding the tax considerations of an investment in our common stock.

Distributions

As described in the section captioned “Dividend Policy,” we do not anticipate paying dividends to holders of our common stock in the foreseeable future.

In the event that we make distributions on our common stock, such distributions will generally be treated as dividends to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), the excess will be treated first as a return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of our common stock, with the tax treatment described below in “Sale, Exchange or Other Disposition of Our Common Stock.”

Distributions treated as dividends paid on our common stock to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividends, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussion below under “—FATCA,” no amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax on a net income basis as if the Non-U.S. Holder were a U.S. person as defined under the Code. A Non-U.S. Holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Sale, Exchange or Other Disposition of Our Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:

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such gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;

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such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses even though the individual is not considered a resident of the United States; or

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we are or become a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our common stock.

Although there can be no assurances in this regard, we believe that we are not a USRPHC and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

FATCA

Certain rules may require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the ownership of our common stock by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by a Covered Plan with respect to which we, a selling stockholder, an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many. Fiduciaries of Covered Plans considering acquiring our common stock in reliance on an exemption should carefully review the exemption in consultation with their legal advisors to ensure it is applicable to their particular circumstances.

Other Plans. Certain Plans such as government plans, non-U.S. plans and non-electing church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their legal advisors regarding the potential consequences of an investment in our common stock under any applicable Similar Laws before investing in our common stock.

Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information as of February 6, 2026 regarding the beneficial ownership of shares of our common stock (1) immediately prior to and (2) as adjusted to give effect to this offering by:

•	each person or group known by us to be a beneficial owner of more than 5% of shares of our common stock (including the selling stockholder);

•	each of our named executive officers;

•	each of our directors; and

•	all our directors and executive officers, taken together.

The shares held by the selling stockholder reflected in the table below may be sold by the selling stockholder from time to time in one or more offerings described in this prospectus and the applicable prospectus supplement. Because the selling stockholder may offer all or any portion of the shares listed in the table below, no estimate can be given as to the amount of shares covered by this prospectus that will be held by the selling stockholder upon the termination of any offering. For purposes of the table below, we have assumed all of the shares to be registered on this registration statement on Form S-3, of which this prospectus is a part, are sold in one offering. We will update the below table in the applicable prospectus supplement for any offering.

Security Ownership of Certain Beneficial Owners and Our Executive Officers and Directors

The following table reports the number of shares of our common stock that we believe are beneficially owned by each person who is believed to beneficially own more than 5% of our common stock. The table is based in part upon information available as of the dates indicated as to those persons who beneficially own more than 5% of our common stock as reported to the SEC. The percentages in the table below are based on 147,600,972 shares of our common stock outstanding as of February 6, 2026.

Unless otherwise indicated, the business address of each director and executive officer shown in the table below is 951 Sandisk Drive, Milpitas, California 95035. None of our directors or executive officers owns one percent or more of our common stock.

	Prior to the Offering			After the Offering
Name and Address of Beneficial Owner	Shares of Sandisk Common Stock Beneficially Owned(5)	% of Class	Shares Offered Hereby	Shares of Sandisk Common Stock Beneficially Owned	% of Class
Greater than 5% Stockholders:
Western Digital Corporation, 5601 Great Oaks Parkway, San Jose, CA 95119	7,513,019	5.1%	7,513,019	—	—
FMR LLC, 245 Summer Street, Boston, MA 02210(1)	20,574,141	13.9%	—	20,574,141	13.9%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(2)	16,554,878	11.2%	—	16,554,878	11.2%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001(3)	8,825,007	6.0%	—	8,825,007	6.0%
Directors and Named Executive Officers:
David V. Goeckeler	240,406	*	—	240,406	*
Alexander R. Bradley	—	*	—	—	*
Richard B. Cassidy	3,771	*	—	3,771	*
Thomas Caulfield	15,833	*	—	15,833	*
Devinder Kumar	3,790	*	—	3,790	*
Necip Sayiner	2,500	*	—	2,500	*
Ellyn J. Shook	3,771	*	—	3,771	*
Miyuki Suzuki	12,428	*	—	12,428	*
All Directors and Current Executive Officers as a group (11 persons)	341,824	*	—	341,824	*

*	Less than one percent (1%)
(1)

Based on information contained in a Schedule 13G/A filed with the SEC on May 12, 2025, by FMR LLC. According to the schedule, as of March 31, 2025, FMR LLC has sole voting power with respect to 20,146,074.97 shares of Sandisk common stock and sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock and Abigail P. Johnson has sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock and Abigail P. Johnson has sole dispositive power with respect to 20,574,141.22 shares of Sandisk common stock.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on July 29, 2025, by The Vanguard Group. According to the schedule, as of June 30, 2025, Vanguard has shared voting power with respect to 63,845 shares of Sandisk common stock, sole dispositive power with respect to 16,197,692 shares of Sandisk common stock and shared dispositive power with respect to 357,186 shares of Sandisk common stock.

(3)

Based on information contained in a Schedule 13G/A filed with the SEC on January 21, 2026, by BlackRock, Inc. According to the schedule, as of December 31, 2025, BlackRock has sole voting power with respect to 8,460,901 shares of Sandisk common stock and sole dispositive power with respect to 8,825,007 shares of Sandisk common stock.

(4)

This table shows beneficial ownership of Company common stock as calculated under SEC rules. This column also includes shares of Company common stock that such persons have the right to acquire beneficial ownership as of February 6, 2026 or within 60 days thereafter as follows: Mr. Visoso: 37,369 shares, Mr. Alper: 13,257 shares and Mr. Shek: 8,699 shares.

DESCRIPTION OF SANDISK CORPORATION CAPITAL STOCK

Our certificate of incorporation and bylaws were amended and restated prior to the distribution. The following descriptions are summaries of the material terms of our current certificate of incorporation and our current bylaws that went in effect at the time of the distribution. These descriptions contain all information which we consider to be material but may not contain all of the information that is important to you. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our certificate of incorporation or of our bylaws and are qualified by reference to Delaware statutory and common law and the full texts of such documents. The summary is qualified in its entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. Our certificate of incorporation and our bylaws are incorporated by reference into the registration statement on Form S-3, of which this prospectus forms a part.

General

Our authorized capital stock consists of

•	450,000,000 shares of common stock, par value $0.01 per share; and

•	10,000,000 shares of preferred stock, par value $0.01 per share.

As of February 6, 2026, 147,600,972 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock are entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by our Board of Directors out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of our common stock and our preferred stock (if any), collectively, possess the exclusive voting power. The holders of our common stock do not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock which Sandisk may issue in the future.

Preferred Stock

Our Board of Directors has the authority, within the limitations and restrictions that are stated in our certificate of incorporation, to authorize the issuance of shares of our preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of our preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Anti-Takeover Effect of Our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and our bylaws include provisions, summarized below, that are intended to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board of Directors. They also are intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board of Directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Our bylaws provide that only our Board of Directors, the Chair of the Board or our Chief Executive Officer may call special meetings of stockholders. Stockholders do not have the authority to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws provide that our stockholders must comply with advance notice procedures to bring business before or nominate directors for election at a meeting of stockholders. A stockholder (or group of up to 20 stockholders) who has held at least 3% of our common stock for at least three years must also satisfy and comply with additional requirements that are set forth in our bylaws to nominate and have any director nominee (generally not exceeding the greater of (i) two director nominees or (ii) 20% of the number of directors on our Board of Directors, rounded down to the nearest whole number) included in our proxy materials.

Elimination of Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless the corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our certificate of incorporation and our current bylaws do not provide for cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board of Directors to influence our Board of Directors’ decision regarding a takeover.

Authorized but Unissued Shares

Subject to the requirements of Nasdaq and other applicable law, authorized but unissued shares of our common stock may be available for future issuance without stockholders’ approval. Sandisk may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of Sandisk by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Provisions in Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that our certificate of incorporation may be amended in accordance with Delaware law. Our bylaws provide that our bylaws as a whole, or any bylaw in particular, may be amended or repealed, and new bylaws may be adopted, (i) by our Board of Directors, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of our Board of Directors, or (ii) by the stockholders; provided that a notice of such proposed amendment, modification, repeal or adoption is given in the notice of a special meeting.

Delaware Anti-Takeover Law

Sandisk Corporation is subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Our certificate of incorporation provides that, unless Sandisk consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to Sandisk or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware (the “Delaware Exclusive Forum Provision”). In addition, our certificate of incorporation provides that, unless Sandisk consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Our certificate of incorporation also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Exclusive Forum Provision and the Federal Forum Provision.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act, or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions that are provided in our certificate of incorporation do not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Our stockholders are not deemed to have waived Sandisk’s compliance with these laws, rules and regulations.

Limitations on Director and Officer Liability

Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that they are or were our director, officer, employee or agent, or are or were serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer; provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in any action by or in the right of the corporation (with respect to any officer only). Our certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

Sale of Unregistered Securities

Not applicable.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Stock Exchange Listing

Our common stock is listed on the Nasdaq under the symbol “SNDK.”

PLAN OF DISTRIBUTION

The selling stockholder may offer, from time to time, shares of our common stock. We are registering such shares under the terms of a stockholder’s and registration rights agreement between us and the selling stockholder. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The selling stockholder may sell all or a portion of the shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our common stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including, the Nasdaq in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	a debt-for-equity exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this prospectus or a prospectus supplement, subject to any restriction on transfer contained in the stockholder and registration rights agreement.

The selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholder may also short sell the shares and deliver common stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus and the applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and the applicable prospectus supplement. The selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and the applicable prospectus supplement.

The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock will be the purchase price of the shares less discounts and commissions, if any.

For avoidance of doubt, notwithstanding the foregoing, WDC can only dispose of the shares of our common stock registered herein through (1) one or more exchanges of our common stock for WDC debt; and/or (2) pro rata distribution to holders of WDC common stock or in exchange for outstanding shares of WDC common stock.

If WDC disposes of the shares of our common stock through a debt-for-equity exchange, it is expected that it will enter into an exchange agreement with the debt exchange parties. Under the exchange agreement, subject to certain conditions, the debt exchange parties, as a principals for their own account, will exchange debt obligations of the selling stockholder held by the debt exchange parties for the shares of our common stock held by WDC. The terms and conditions with respect to any such debt-for-equity exchange will (i) be negotiated at arm’s length, (ii) allocate to the debt exchange parties any risk of loss with respect to the exchange of WDC debt and transfer of the common stock, and (iii) provide that any profit gained shall be solely for the debt exchange parties’ account and no such profit shall inure to the benefit of WDC, Sandisk or their respective affiliates. The amount of indebtedness of WDC held by the debt exchange parties is expected to be sufficient to acquire all of the shares of our common stock to be sold in any offering made in connection with a debt-for-equity exchange. Under federal securities laws, the debt exchange parties will be deemed to be underwriters with respect to any shares of common stock that they acquire in connection with a debt-for-equity exchange and sell in an offering in connection therewith. In the event that the debt exchange parties offer shares of our common stock for sale in connection with a debt-for-equity exchange, WDC will be deemed to be a selling stockholder in such offering solely for federal securities laws purposes.

In offering the shares of our common stock covered by this prospectus and the applicable prospectus supplement, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our common stock pursuant to this prospectus and the applicable prospectus supplement and to the activities of the selling stockholder. In addition, we will make copies of this prospectus and the applicable prospectus supplement available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

There can be no assurance that the selling stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the shares of our common stock covered by this prospectus and the applicable prospectus supplement. Agents and underwriters may be entitled to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by us, in addition to any underwriting discounts and commissions that will be paid by the selling stockholder, will be described in the applicable prospectus supplement.

LEGAL MATTERS

O’Melveny & Myers LLP has passed upon the validity of the common stock on behalf of Sandisk Corporation. O’Melveny & Myers LLP has from time to time acted as counsel for WDC and may do so in the future. Legal matters in connection with any underwritten offering will be passed upon for the underwriters by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sandisk Corporation and subsidiaries as of June 27, 2025 and June 28, 2024, and for each of the years in the three-year period ended June 27, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the shares of our common stock being registered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Sandisk and Sandisk common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document filed as an exhibit to the registration statement or incorporated by reference include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits for copies of the actual contract or document. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of the distribution, Sandisk became subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, is required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above, as well as on our website at investor.sandisk.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

You should rely only on the information in this prospectus or to which this prospectus has referred you. Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents and information listed below that we have filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the

Exchange Act (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended June 27, 2025, filed with the SEC on August 21, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended October 3, 2025, filed with the SEC on November 7, 2025, and January 2, 2026, filed with the SEC on January 30, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June  27, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 7, 2025;

•	our Current Reports on Form 8-K filed with the SEC on November 20, 2025 and January 2, 2026; and

•

the description of our common stock, which is contained in the Registration Statement on Form 10, as filed with the SEC on November  25, 2024, as supplemented by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June 27, 2025, filed with the SEC on August 21, 2025, including any amendment or reports filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner. We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Sandisk Corporation

Attn.: Secretary

951 Sandisk Dr.

Milpitas, California 95035

Telephone: (408) 801-1000

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.